Exhibit 10.15

THE

TORCHMARK CORPORATION

AMENDED AND RESTATED PENSION PLAN

GENERALLY EFFECTIVE AS OF JANUARY 1, 2009

BACKGROUND

Effective as of January 1, 1983, Torchmark Corporation (the “Company”) established a defined benefit pension plan (“Plan”), which is intended to be qualified pursuant to the provisions of the Internal Revenue Code of 1986, as amended. The Plan also is intended to provide eligible non-commissioned employees of the Company, and those of any affiliate which adopts the Plan, with a supplemental source of retirement income.

Effective as of January 1, 1989, the Plan was amended and restated to comply with the Tax Reform Act of 1986. The Plan was further amended effective January 1, 1992 and January 1, 1993.

Effective as of January 1, 1993, the Employer adopted Amendments Two and Three to the Plan.

Effective as of January 1, 1989, the Employer adopted Amendment Four to the Plan.

Effective as of January 1, 1997, The Employer adopted Amendment Five to the Plan.

Effective as of January 1, 1998, the Employer adopted Amendment Six to the Plan.

Effective as of January 1, 2001, the Employer adopted Amendment Seven to the Plan.

Effective as of January 1, 1997, the Plan was amended and restated to comply with a number of tax law changes generally described by the acronym “GUST,” as the second amendment and restatement of the Plan, which constitutes Amendment Eight to the Plan.

Effective as of January 1, 2002, the Employer adopted Amendment Nine to the Plan.

Effective as of January 1, 2001, the Employer adopted Amendment Ten to the Plan.

Effective as of January 1, 2004, the Employer adopted Amendment Eleven to the Plan.

Effective as of March 28, 2005, the Employer adopted Amendment Twelve to the Plan.

Effective as of January 1, 2008, the Employer adopted Amendment Thirteen to the Plan.

Effective as of the various dates specified therein, the Employer adopted Amendment Fourteen to the Plan.

This third amendment and restatement of the Plan is adopted to comply with a number of tax law changes generally described by the acronym “EGTRRA.” This third amendment and restatement of the Plan is generally effective as of January 1, 2009 and constitutes Amendment Fifteen to the Plan.

The benefit under the Plan of any participant who terminates employment or becomes disabled shall be determined in accordance with the provisions of the Plan as in effect on the date of such termination of employment or disability.

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1.23	Employer	I-6

1.24	Employment	I-6

1.25	Entry Date	I-6

1.26	ERISA	I-6

1.27	Final Average Compensation	I-6

1.28	Hour of Service	I-7

1.29	Investment Manager	I-8

1.30	Leased Employee	I-8

1.31	Liberty National Commissioned Participant	I-8

1.32	Liberty National Non-Commissioned Participant	I-8

1.33	Liberty National Non-Commissioned Pension Plan	I-9

1.34	Liberty National Pension Plan	I-9

1.35	Non-Vested Separation	I-9

1.36	Normal Retirement	I-9

1.37	Normal Retirement Age	I-9

1.38	Normal Retirement Date	I-9

1.39	One Year Break in Service	I-9

1.40	Participant	I-9

1.41	Participating Affiliates	I-9

1.42	Plan	I-9

1.43	Plan Year	I-9

1.44	Qualified Joint and Survivor Annuity	I-9

1.45	Qualified Plan	I-10

1.46	Qualified Pre-Retirement Survivor Annuity	I-10

1.47	Retirement Benefit	I-10

1.48	Schroder Plan	I-10

1.49	Social Security Offset Percentage	I-10

1.50	Social Security Retirement Age	I-10

1.51	Special Average Earnings	I-11

1.52	Spouse	I-11

1.53	Surviving Spouse	I-11

1.54	Trust or Trust Fund	I-11

1.55	Trust Agreement	I-11

1.56	Trustee	I-11

1.57	Vested Separation	I-11

1.58	Vesting Service	I-11

1.59	Year of Service	I-11

ARTICLE II PARTICIPATION		II-1

2.1	Admission as a Participant	II-1

2.2	Reemployment	II-1

2.3	Termination of Participation	II-1

ARTICLE III RETIREMENT BENEFIT		III-1

3.1	Retirement Benefit Formula	III-1

3.2	Rules for Determining Years of Credited Service	III-2

3.3	Retirement Benefit Formula with respect to a Liberty National Non-Commissioned Participant or a Liberty National Commissioned Participant	III-3

3.4	Limitation on Benefits	III-5

ARTICLE IV VESTING PROVISIONS		IV-1

4.1	Determination of Vesting	IV-1

4.2	Rules for Crediting Vesting Service	IV-1

4.3	Retirement Benefit Forfeitures	IV-1

4.4	TMK Hogan	IV-2

4.5	Vesta Insurance Group, Inc.	IV-2

ARTICLE V AMOUNT AND COMMENCEMENT OF RETIREMENT BENEFITS		V-1

5.1	Determination of Amount of Retirement Benefits	V-1

5.2	Suspension of Payments on Resumption of Employment	V-2

5.3	Limitation on Commencement of Benefits	V-3

5.4	Minimum Distribution Requirements	V-4

ARTICLE VI FORMS OF PAYMENT OF RETIREMENT BENEFIT		VI-1

6.1	Methods of Distribution	VI-1

6.2	Election of Optional Forms	VI-2

6.3	Direct Rollovers	VI-3

6.4	Notices	VI-5

ARTICLE VII DEATH BENEFITS		VII-1

7.1	Eligibility for Pre-Retirement Death Benefit	VII-1

7.2	Form of Pre-Retirement Death Benefit	VII-1

7.3	Election to Waive	VII-2

7.4	Beneficiaries	VII-2

7.5	After-Death Distribution Rules	VII-3

ARTICLE VIII CONTRIBUTIONS AND FORFEITURES		VIII-4

8.1	Contribution by the Company	VIII-4

8.2	Contributions by Employees	VIII-4

8.3	Forfeitures	VIII-4

8.4	Return of Employer Contributions under Special Circumstances	VIII-4

ARTICLE IX FIDUCIARIES		IX-1

9.1	Named Fiduciaries	IX-1

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9.2	Employment of Advisers	IX-1

9.3	Multiple Fiduciary Capacities	IX-1

9.4	Reliance	IX-1

9.5	Scope of Authority and Responsibility	IX-1

9.6	Trustee Subject to Directions of Named Fiduciary	IX-2

ARTICLE X TRUSTEE		X-1

10.1	Trust Agreement	X-1

10.2	Assets in Trust	X-1

ARTICLE XI ADMINISTRATIVE COMMITTEE		XI-1

11.1	Appointment and Removal of Administrative Committee	XI-1

11.2	Officers of Administrative Committee	XI-1

11.3	Action by Administrative Committee	XI-1

11.4	Rules and Regulations	XI-1

11.5	Powers	XI-1

11.6	Information from Participants	XI-2

11.7	Reports	XI-2

11.8	Authority to Act	XI-2

11.9	Liability for Acts	XI-2

11.10	Compensation and Expenses	XI-3

11.11	Indemnity	XI-3

11.12	Denied Claims	XI-3

ARTICLE XII PLAN AMENDMENT OR TERMINATION		XII-1

12.1	Plan Amendment	XII-1

12.2	Limitations on Plan Amendment	XII-1

12.3	Right of the Employer to Terminate Plan	XII-2

12.4	Effect of Partial or Complete Termination	XII-2

12.5	Allocation of Assets	XII-3

12.6	Residual Assets	XII-3

12.7	Limitations Applicable to Certain Highly Paid Participants	XII-3

ARTICLE XIII MISCELLANEOUS PROVISIONS		XIII-1

13.1	Exclusive Benefit of Participants	XIII-1

13.2	Plan Not a Contract of Employment	XIII-1

13.3	Source of Benefits	XIII-1

13.4	Benefits Not Assignable	XIII-1

13.5	Domestic Relations Orders	XIII-1

13.6	Benefits Payable to Minors, Incompetents and Others	XIII-2

13.7	Merger or Transfer of Assets	XIII-2

13.8	Participation in the Plan by an Affiliate	XIII-2

13.9	Action by Employer	XIII-3

13.10	Provision of Information	XIII-3

13.11	Controlling Law	XIII-3

13.12	Conditional Restatement	XIII-3

13.13	Rules of Construction	XIII-3

13.14	USERRA	XIII-3

ARTICLE XIV MINIMUM RETIREMENT INCOME		XIV-1

14.1	Prior Plans	XIV-1

ARTICLE XV TOP-HEAVY PROVISIONS		XV-1

15.1	Definitions	XV-1

15.2	Top Heavy Rules	XV-4

15.3	Compensation	XV-4

15.4	Benefit	XV-4

15.5	Limitations on Benefit	XV-5

15.6	Vesting	XV-5

15.7	Miscellaneous	XV-5

ARTICLE XVI BENEFIT RESTRICTIONS		XVI-1

16.1	Effective Date and Application	XVI-1

16.2	Funding-Based Limitation on Shutdown Benefits and Other Unpredictable Contingent Event Benefits	XVI-1

16.3	Limitations on Plan Amendments Increasing Liability for Benefits	XVI-2

16.4	Limitations on Accelerated Benefit Distributions	XVI-2

16.5	Limitation on Benefit Accruals for Plans with Severe Funding Shortfalls	XVI-4

16.6	Rules Relating to Contributions Required to Avoid Benefit Limitations	XVI-4

16.7	Presumed Underfunding for Purposes of Benefit Limitations	XVI-5

16.8	Treatment of Plan as of Close of Prohibited or Cessation Period	XVI-6

16.9	Definitions	XVI-6

ARTICLE I

DEFINITIONS

Each of the following terms shall have the meaning set forth in this Article I for purposes of this Plan:

1.1 Accrued Retirement Benefit: As of any date, the Retirement Benefit of a Participant calculated pursuant to the provisions of Article III (assuming he were to continue accruing Credited Service until Normal Retirement Age) times a fraction, the numerator of which is the number of years of Credited Service the Participant has then completed and the denominator of which is the total years of Credited Service he would have completed if he had continued in covered employment until his Normal Retirement Age. In no event shall a Participant’s Accrued Retirement Benefit be less than the Accrued Retirement Benefit to which the Participant would have been entitled had he terminated employment on December 31, 1988 under the provisions of the Plan as then in effect.

Notwithstanding the preceding paragraph, the Accrued Retirement Benefit with respect to a Liberty National Commissioned Participant or a Liberty National Non-Commissioned Participant shall mean as of any date, the Retirement Benefit of a Participant calculated pursuant to the provisions of Article III as if the Participant’s Employment terminated on such date, but in no event less than the Accrued Retirement Benefit to which the Participant would have been entitled under the provisions of the Liberty National Pension Plan or the Liberty National Non-Commissioned Pension Plan as then in effect had he terminated employment on December 31, 1988.

1.2 Actuarial Equivalent: An amount or a benefit of equivalent current value to the Retirement Benefit which would otherwise be provided a Participant, determined on the basis of the following actuarial assumptions:

(a) Mortality – for both sexes, the prevailing commissioners’ mortality table used to determine reserves for group annuity contracts issued on the date for which the equivalent actuarial value is being determined. The prevailing commissioners’ mortality table shall be the table prescribed by the Secretary of the Treasury, pursuant to § 417(e)(3)(A)(ii)(I) of the Code.

(b) Interest – the annual rate of interest on 30-year Treasury securities for the second full calendar month preceding the month in which the equivalent actuarial value is being determined. For purposes of Treasury Regulation § 1.417(e)-1(d), the stability period shall be one month and the lookback period shall be the second full calendar month preceding the stability period.

Except as provided by the Pension Benefit Guaranty Corporation (PBGC) and IRS, the following assumptions shall first apply in determining the amount payable to a Participant having an annuity starting date in a Plan Year beginning on or after January 1, 2008:

(c) Applicable mortality assumption – For purposes of the Plan’s provisions relating to the calculation of the present value of a benefit payment that is subject to Code § 417(e), any provision directly or indirectly prescribing the use of the mortality table described in Revenue

Ruling 2001-62 shall be amended to prescribe the use of the applicable annual mortality table within the meaning of Code § 417(e)(3)(B), as initially described in Revenue Ruling 2007-67.

(d) Applicable interest rate – For purposes of the Plan’s provisions relating to the calculation of the present value of a benefit payment that is subject to Code § 417(e), any provision prescribing the use of the annual rate of interest on 30-year U.S. Treasury securities shall be implemented by instead using the rate of interest determined by applicable interest rate described by Code § 417(e) after its amendment by PPA. Specifically, the applicable interest rate shall be the adjusted first, second, and third segment rates applied under the rules similar to the rules of Code § 430(h)(2)(C) for the second calendar month (lookback month) before the first day of the Plan Year in which the annuity starting state occurs (stability period). For this purpose, the first, second, and third segment rates are the first, second, and third segment rates which would be determined under Code § 430(h)(2)(C) if:

(i) Code § 430(h)(2)(D) were applied by substituting the average yields for the month described in the preceding paragraph for the average yields for the 24-month period described in such section, and

(ii) Code § 430(h)(2)(G)(i)(II) were applied by substituting “Code § 417(e)(3)(A)(ii)(II) for “Code § 412(b)(5)(B)(ii)(II),” and

(iii) The applicable percentage under Code § 430(h)(2)(G) is treated as being 20% in 2008, 40% in 2009, 60% in 2010, and 80% in 2011.

1.3 Administrative Committee: The committee appointed by the Board pursuant to, and having the responsibilities specified in, Article XI of the Plan.

1.4 Administrator: The Company or Committee appointed by the Board of Directors pursuant to, and having the responsibilities specified in, Article XI of the Plan.

1.5	Affiliate: Any corporation or unincorporated trade or business (other than the Company) while it is:

(a) a member of a “controlled group of corporations” (within the meaning of Code § 414(b)) of which the Company is a member;

(b) a trade or business under “common control” (within the meaning of Code § 414(c)) with the Company;

(c) a member of an “affiliated service group” (within the meaning of Code § 414(m)) which includes the Company; or

(d) any other entity required to be aggregated with the Company under Code § 4l4(o).

1.6 Beneficiary: A person other than a Participant entitled to receive any payment of benefits pursuant to the terms of this Plan.

1.7 Benefit Commencement Date: The date, determined under Article V, as of which a Participant or a Beneficiary receives or begins to receive, as the case may be, payment of his benefits under the Plan.

1.8 Board of Directors or Board: The Board of Directors of the Company.

1.9 Code: The Internal Revenue Code of 1986, as now in effect or as amended from time to time. A reference to a specific provision of the Code shall include such provision and any applicable regulation pertaining thereto.

1.10 Company: Torchmark Corporation, or any successor thereto by consolidation, merger, transfer of assets or otherwise.

1.11 Comparable Plan: A plan of the same type as described in Treasury Regulation § 1.381(c)(11)-1(d)(4).

1.12 Compensation: The total cash compensation paid to an Employee during a calendar year by his Employer, including salary, wages, bonuses, any amounts not paid directly and currently in cash to an Employee but paid for the benefit of an Employee through a “salary reduction” agreement in conjunction with one or more welfare plans, any qualified transportation fringes of the Employer and the total amount deferred pursuant to an Employee’s election under a “cash or deferred arrangement” in conjunction with one or more qualified retirement plans of the Employer, but excluding:

(a) any reimbursement of or allowances for expenses;

(b) Employer contributions to any form of employee retirement, pension, profit sharing or thrift plan;

(c) director’s fees;

(d) annual service awards;

(e) deferred compensation accrued under any nonqualified deferred compensation agreement or contract or any amendment or replacement thereof;

(f) commissions, other than commissions payable with respect to or on account of the sale or lease of real property; and

(g) payments made to any Employee after such Employee’s separation from service, in the form of severance benefits.

The definition of Compensation shall apply as set forth in this section with respect to a Liberty National Non-Commissioned Participant by replacing item (f) in the list of excluded forms of compensation, as follows:

(f) commissions; and

The definition of Compensation shall apply as set forth in this section with respect to a Liberty National Commissioned Participant by replacing items (f) and (g) in the list of excluded forms of compensation and by adding an item (h) as follows:

(f) renewal commissions, other than renewal commissions paid to agents authorized to solicit applications for both ordinary and home service policies of insurance;

(g) any amounts due to or paid to a Participant as a result of the settlement of his or her commission account balance upon the termination of his or her employment for any reason; and

(h) payments made to any Employee after such Employee’s separation from service, in the form of severance benefits.

The determination of Compensation will be in accordance with records maintained by the Employer and shall be conclusive. Anything in this definition to the contrary notwithstanding, the Compensation taken into account for a Participant for Plan purposes for any Plan Year commencing on or after January 1, 1989 and prior to January 1, 1994 shall not exceed $200,000 (or such adjusted amount as may be prescribed for such Plan Year pursuant to Code § 401(a)(17)) and for any Plan Year commencing after December 31, 1993 shall not exceed $150,000 (or such adjusted amount as may be prescribed for such Plan Year pursuant to Code § 401(a)(17)).

The annual Compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000. Annual Compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, the annual Compensation limit for determination periods beginning before January 1, 2002, shall be $150.000 for any determination period beginning in 1996 or earlier; $160,000 for any determination period beginning in 1997, 1998, or 1999; and $170,000 for any determination period beginning in 2000 or 2001. The $200,000 limit on annual Compensation shall be adjusted for cost-of-living increases in accordance with Code § 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

Compensation paid after “Severance from Employment” for purposes of benefits shall be adjusted in the same manner as 415 Compensation pursuant to Section 3.4.5(a) if those amounts would have been included in Earnings if they were paid prior to the Participant’s “Severance from Employment,” except in applying Section 3.4.4, the term “Limitation Year” shall be replaced with the term “Plan Year” and the term “415 Compensation” shall be replaced with the term “Compensation.” Compensation for purposes of benefits does not include any termination or severance pay or final vacation pay, regardless of when paid. The provisions of this paragraph shall apply for Plan Years beginning on and after January 1, 2008.

1.13 Covered Compensation: The average of the annual contribution and benefits base under § 230 of the Social Security Act for each year for the thirty-five year period ending in the year the Participant reaches Social Security Retirement Age (SSRA), except for a Participant who separates before attainment of SSRA the base for the year of separation will be assumed to be the base for all future years to SSRA without increases or adjustments.

1.14 Credited Service: The Years of Service for computation of the amount of a Participant’s Retirement Benefit as defined in Article III.

1.15 Deferred Retirement: Termination of Employment of a Participant after his Normal Retirement Date.

1.16 Defined Benefit Plan: A plan of the type defined in Code § 414(j) maintained by the Company or an Affiliate, as applicable.

1.17 Defined Contribution Plan: A plan of the type defined in Code § 414(i) maintained by the Company or an Affiliate, as applicable.

1.18 Disability: Total and permanent disability for a period of at least six months as defined by either (i) the group disability benefit plan maintained by the Participant’s Employer, or (ii) the United States Social Security Administration.

1.19 Early Retirement: Termination of Employment, other than by reason of Disability or death, of a Participant prior to Normal Retirement Age who has completed at least 10 full years of Vesting Service and has attained the age of 55.

With respect to a Liberty National Commissioned Participant or a Liberty National Non-Commissioned Participant, Early Retirement shall mean termination of Employment, other than by reason of Disability or death, of a Participant prior to Normal Retirement Age who has completed at least 15 full years of Vesting Service and has attained the age of 55.

1.20 Effective Date: The original effective date of the Plan is January 1, 1983, while the terms and conditions of this restated and amended Plan as herein set forth shall be effective, except as may otherwise be specified herein, on or after January 1, 2009.

1.21 Eligible Employee: All Employees of an Employer other than (a) general agents, trainers, agents, branch and regional managers, brokers, solicitors, unit managers or any other individual whose primary duty involves the direct sale of insurance, regardless of the mode of compensation; (b) Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and the employee representatives in the negotiation of which retirement benefits were the subject of good faith bargaining, unless such bargaining agreement provides for participation in the Plan; (c) Leased Employees; and (d) an Employee of a former “Employer,” including, without limitation, a “Participating Employer,” as those terms were defined in the Liberty National Pension Plan or the Liberty National Non-Commissioned Pension Plan if such Employee was first credited with an Hour of Service on or after January 1, 1995. Eligible Employees shall not include, prior to January 1, 2004, Employees of a Participating Employer in the Plan if the Participating Employer was identified as an “Employer,” including, without limitation, a “Participating Employer,” in the Liberty National Pension Plan or the Liberty National Non-Commissioned Pension Plan prior to January 1, 2004.

For historical purposes only, Eligible Employees under the Liberty National Non-Commissioned Pension Plan did not include: any individual whose duties include selling products of Liberty National Life Insurance Company or an Affiliate on a commissioned basis and any Employee of Liberty National Life Insurance Company who were first credited with an Hour of Service on or after January 1, 1995; and Eligible Employees under the Liberty National Pension Plan included all Employees of Liberty National Life Insurance Company who were compensated in whole or in part by commissions or under contract with an Employer as a District Manager or a Career Agent performing services for remuneration for the Employer as a full-time life insurance salesman, and did not include Employees who were first credited with an Hour of Service on or after January 1, 1995. For purposes of this paragraph, the meaning of the terms used herein shall have the same meaning they had under the respective former plan.

1.22 Employee: Any individual who, under the usual common law rules applicable in determining the employer-employee relationship, has the status of an employee of the Company or an Affiliate including leased employees within the meaning of Code § 414(n)(2). Notwithstanding the foregoing, if such Leased Employees do not constitute more than twenty percent of the Employer’s nonhighly compensated work force within the meaning of Code § 414(n)(5)(C)(ii), the term “Employee” shall not include those Leased Employees covered by a plan described in Code § 414(n)(5) unless otherwise provided by the terms of this Plan.

1.23 Employer: The Company and each Affiliate participating in the Plan pursuant to Section 13.8.

1.24 Employment: An Employee’s employment with the Company or an Affiliate or, to the extent determined by the Administrator, any predecessor of any of them.

1.25 Entry Date: The first day of the payroll period following the date the Eligible Employee has satisfied the requirements of Section 2.1.1.

1.26 ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

1.27 Final Average Compensation: The highest average of the Participant’s annual Compensation for any five consecutive full calendar years of Employment during the 10 consecutive calendar years of Employment immediately preceding the Participant’s termination of Employment, provided that any service credited for a period of Disability shall be disregarded in determining such 10 consecutive years. In the event the Participant does not have at least five full calendar years of Employment, Final Average Compensation shall mean the average annual Compensation for the Participant’s total number of full years of Employment. A Participant’s annual Compensation, without annualization, during the part of the calendar year immediately preceding his termination of Employment will be treated as his annual Compensation for a full calendar year for the purpose of this Section if that produces a higher average. If a Participant is rehired and is entitled to the reinstatement of prior Credited Service and Vesting Service and does not have at least five full consecutive years of annual Compensation after he is rehired, then his Final Average Compensation shall mean the average of the annual Compensation for the Participant’s last five complete calendar years of Employment.

1.28 Hour of Service:

(a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer (or (i) for an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate, and (ii) with respect to a person who became a Participant on January 1, 1985 and who on December 31, 1984 was employed by Schroder Energy Advisors, for Schroder Energy Advisors or any other participating employers in the Schroder Plan) during the applicable computation period.

(b) Each hour for which an Employee is paid, or entitled to payment, by an Employer (or (i) by an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate, and (ii) with respect to a person who became a Participant on January 1, 1985 and who on December 31, 1984 was employed by Schroder Energy Advisors, by Schroder Energy Advisors or any other participating employers in the Schroder Plan) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), lay-off, jury duty, military duty or leave of absence. An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which no duties are performed is not credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of providing severance benefits or complying with the applicable unemployment compensation laws. Hours of Service are not credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer (or (i) by an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate, and (ii) with respect to a person who became a Participant on January 1, 1985 and who on December 31, 1984 was employed by Schroder Energy Advisors, for Schroder Energy Advisors or any other participating employers in the Schroder Plan). The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c).

(d) If, in accordance with standard personnel policies applied in a non-discriminatory manner to all Employees similarly situated, an Employer determines in writing that an Employee’s approved, unpaid leave of absence furthers the interest of the Employer, each hour for which the Employee on the approved unpaid leave of absence would normally have received credit under this Plan if he had been working in his regular employment for the Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate).

(e) An Employee of the Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate) who is regularly employed by such Employer (or Affiliate) for at least 35 hours a week shall be credited with forty-five Hours of Service if under this Plan he would be credited with at least one Hour of Service during the week.

(f) An Employee of the Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate) who is not regularly employed by such Employer (or Affiliate) for at least 35 hours a week shall be credited with the actual Hours of Service for which he is paid or entitled to credit under this Plan.

(g) Hours of Service shall be calculated and credited pursuant to § 2530-200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

(h) With respect to a Liberty National Commissioned Participant, paragraphs (e) and (f) shall not apply, and the following shall apply in determining Hours of Service: (1) All references to Schroder Energy Advisors shall not apply. (2) For years prior to January 1, 1986, an Employee whose compensation from an Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate) with respect to a week consists in part of commissions, or who is regularly employed by such Employer (or Affiliate) for at least 37 1/2 hours a week shall be credited with forty-five Hours of Service if under the Plan he would be credited with at least one Hour of Service during the week. Effective January 1, 1986, an Employee of the Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate) shall be credited with forty-five Hours of Service if under this Plan he would be credited with at least one Hour of Service during the week. (3) For years prior to January 1, 1986, an Employee whose compensation from the Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate) with respect to a week does not consist in part of commissions and who is not regularly employed by such Employer (or Affiliate) for at least 37  1/2 hours a week shall be credited with the actual Hours of Service for which he is paid or entitled to credit under this Plan.

(i) With respect to a Liberty National Non-Commissioned Participant, all references to Schroder Energy Advisors shall not apply.

1.29 Investment Manager: Any person appointed pursuant to Section 9.1 having the power to direct the investment of assets in accordance with that Section.

1.30 Leased Employee: is any individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code §144(a)(3)) on a substantially full time basis for at least one year and who performs services under the primary direction and control of the Employer.

1.31 Liberty National Commissioned Participant: A Former Participant in the Liberty National Pension Plan who came into the Plan effective January 1, 2004 pursuant to the merger of the Liberty National Pension Plan with and into the Plan.

1.32 Liberty National Non-Commissioned Participant: A Former Participant in the Liberty National Non-Commissioned Pension Plan who came into the Plan effective January 1, 2004 pursuant to the merger of the Liberty National Non-Commissioned Pension Plan with and into the Plan. This shall specifically include Liberty National Non-Commissioned Participants who are employees of United Investors Life Insurance Company.

1.33 Liberty National Non-Commissioned Pension Plan: The Liberty National Life Insurance Company Pension Plan for Non-Commissioned Employees, which merged with and into the Plan on January 1, 2004.

1.34 Liberty National Pension Plan: The Liberty National Life Insurance Company Pension Plan, which merged with and into the Plan on January 1, 2004.

1.35 Non-Vested Separation: Termination of Employment (other than by reason of death or Disability) of a Participant whose vested percentage in his Retirement Benefit is zero percent.

1.36 Normal Retirement: Termination of Employment of a Participant at Normal Retirement Age.

1.37 Normal Retirement Age: Age sixty-five.

1.38 Normal Retirement Date: The last day of the payroll period of the Employer coinciding with or next following the date on which the Participant attains age 65.

1.39 One Year Break in Service: Any period of twelve consecutive months, beginning with the date of an Employee’s Employment or any anniversary of the date of such Employment, during which the Employee has not completed more than 500 Hours of Service; except that effective January 1, 1985, for absences beginning on or after January 1, 1985, a Participant who is absent from work due to such Participant’s pregnancy, the birth of the Participant’s child or by reason of the adoption of a minor child by the Participant for the purpose of caring for such child immediately following its birth or adoption and who provides timely information establishing to the satisfaction of the Administrator the reasons for the absence and the number of days of such absence will be treated as performing a normal schedule (or eight hours per day) up to a maximum of 501 Hours of Service in either the year in which the absence begins or the year immediately following the year in which the absence begins as necessary to prevent such Participant from incurring a One Year Break in Service in either (but not both) the year in which the absence begins or the year immediately following the year in which the absence begins.

1.40 Participant: An Employee who has commenced, but not terminated, participation in the Plan as provided in Article II.

1.41 Participating Affiliates: Any Affiliate which in accordance with Section 13.8 by duly authorized action has adopted the Plan and not withdrawn therefrom.

1.42	Plan: The Torchmark Corporation Pension Plan.

1.43 Plan Year: Each twelve consecutive month period ending on December 31, during any part of which the Plan is in effect.

1.44 Qualified Joint and Survivor Annuity: An annuity for the life of the Participant with a survivor annuity continuing after the Participant’s death to the Participant’s Surviving Spouse for the Surviving Spouse’s life in an amount which is equal to fifty percent of the amount payable during the joint lives of the Participant and such Surviving Spouse and which is the Actuarial Equivalent of the Participant’s Retirement Benefit.

1.45 Qualified Plan: A Defined Contribution Plan or a Defined Benefit Plan which is qualified under Code § 401(a).

1.46 Qualified Pre-Retirement Survivor Annuity: The pre-retirement death benefit provided for in Section 7.1.1(2).

1.47 Retirement Benefit: The retirement benefit of a Participant calculated under Article III in the form of a single life annuity payable monthly commencing on Normal Retirement Date for the life of the Participant.

1.48	Schroder Plan: The Employee’s Retirement Plan of Schroder Incorporated and Associated Companies.

1.49 Social Security Offset Percentage: The percentage factor utilized in determining the social security offset for a Participant. This offset percentage is based on the Participant’s Social Security Retirement Age and the age at which the Participant’s benefits commence. The appropriate offset percentages are as follows:

Benefit Commencement Age	Social Security Retirement Age
	Age 65	Age 66	Age 67
	(Interpolate for months)
55	0.750%	0.688%	0.632%
56	0.750%	0.703%	0.645%
57	0.750%	0.706%	0.662%
58	0.750%	0.708%	0.667%
59	0.750%	0.711%	0.671%
60	0.750%	0.712%	0.675%
61	0.750%	0.682%	0.648%
62	0.750%	0.688%	0.625%
63	0.750%	0.692%	0.635%
64	0.750%	0.696%	0.643%
65	0.750%	0.700%	0.650%
66	0.750%	0.750%	0.700%
67	0.750%	0.750%	0.750%

1.50 Social Security Retirement Age: The earliest age at which a Participant is entitled to receive his full benefit under the Social Security Act. The appropriate Social Security Retirement Ages are as follows:

Calendar Year of Birth	Age of Social Security Retirement Age
1937 and Before	Age 65
1938 to 1954	Age 66
1955 and after	Age 67

1.51 Special Average Earnings: The average of the Participant’s annual Compensation for the three completed consecutive calendar year periods during his last five complete consecutive calendar years of Employment which yields the highest average, or if employed less than three complete consecutive calendar years the amount obtained by converting his compensation for the most recent period of Employment to an annual rate, where compensation considered for any year cannot exceed the Social Security contribution and benefits base under § 230 of the Social Security Act for that year. Notwithstanding the above, Special Average Earnings will not exceed the Participant’s Covered Compensation.

1.52 Spouse: The person lawfully married to a Participant.

1.53 Surviving Spouse: The Spouse of a Participant on the earlier of:

(a) the date of the Participant’s death; or

(b) the Participant’s Benefit Commencement Date.

1.54 Trust or Trust Fund: The trust established under the Plan in which Plan assets are held.

1.55	Trust Agreement: The agreement between the Company and the Trustee with respect to the Trust fund.

1.56	Trustee: The trustee appointed pursuant to Article X, and any successor trustee.

1.57 Vested Separation: Termination of Employment of a Participant for any reason other than Disability before he is eligible for Early Retirement, with a vested percentage in his Retirement Benefit.

1.58 Vesting Service: The Years of Service credited to a Participant under Section 4.2 for purposes of determining the Participant’s vested percentage in his Retirement Benefit.

1.59	Year of Service:

(a) For purposes of determining eligibility to participate under Article II and for purposes of determining Vesting Service, for Employment, or return to Employment after a One Year Break in Service, beginning in 1975 or later years, a period of twelve consecutive months beginning with the date of Employment or return to Employment during which an Employee has not less than 1000 Hours of Service for an Employer (or (i) for an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate, and (ii) with respect to a person who became a Participant on January 1, 1985 and who on December 31, 1984 was employed by Schroder Energy Advisors, for Schroder Energy Advisors or any other participating employer in the Schroder Plan in employment covered by the Schroder Plan).

(b) For purposes of determining Credited Service, for Employment, or return to Employment after a One Year Break in Service, beginning in 1975 or later years, a period of twelve consecutive months beginning with the date of Employment or return to Employment during which an Employee has not less than 2000 Hours of Service for an Employer in Employment covered by the Plan (or (i) for an Affiliate in employment covered by such Affiliate’s Comparable Plan in the case of an Employee who has transferred his Employment to the Employer from such Affiliate, and (ii) with respect to a person who became a Participant on January 1, 1985 and who on December 31, 1984 was employed by Schroder Energy Advisors, for Schroder Energy Advisors or any other participating employer in the Schroder Plan in employment covered by the Schroder Plan). An Employee who completes at least 1,000 Hours of Service but less than 2,000 Hours of Service in a computation period shall be credited with a fraction of a Year of Service for such period, determined by dividing his Hours of Service in such period by 2,000.

(c) With respect to a Liberty National Commissioned Participant or a Liberty National Non-Commissioned Participant, the following shall also apply for purposes of determining eligibility to participate under Article II and for purposes of determining Vesting Service:

(iv) all references to Schroder Energy Advisors shall not apply;

(v) for Employment which began before 1975, with respect to periods before the 1975 anniversary of such Employment, an aggregate of fifty-two weeks during each of which an Employee was employed on a permanent basis for at least 35 hours a week by an Employer (or by an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate);

(vi) for Employment which began before 1975, with respect to periods after the 1975 anniversary of such Employment, a period of twelve consecutive months beginning with the date of such anniversary in 1975 or later years during which an Employee has not less than 1000 Hours of Service for an Employee (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate); and

(vii) for Employees who are former employees of Peninsular Life Insurance Company and whose employment with Liberty National Life Insurance Company began on May 20, 1985 as a result of the acquisition by Liberty National Life Insurance Company of the Home Service Division of Peninsular Life Insurance Company, a period of twelve consecutive months beginning with the date of employment or return to employment with Peninsular Life Insurance Company during which such individuals had not less than 1,000 Hours of Service with either or both Peninsular Life Insurance Company and Liberty National Life Insurance Company.

(d) With respect to a Liberty National Commissioned Participant or a Liberty National Non-Commissioned Participant, the following shall also apply for purposes of determining Credited Service:

(i) all references to Schroder Energy Advisors shall not apply;

(ii) for Employment which began before 1975, with respect to periods before the 1975 anniversary of such Employment, an aggregate of fifty-two weeks during each of which an Employee was employed in Employment covered by the Plan on a permanent basis for at least 35 hours a week by an Employer (or by an Affiliate in employment covered by such Affiliate’s Comparable Plan in the case of an Employee who has transferred his Employment to the Employer from such Affiliate);

(iii) for Employment which began before 1975 with respect to periods after the 1975 anniversary of such Employment, a period of twelve consecutive months beginning with the date of such anniversary in 1975 or later years during which an Employee has not less than 2000 Hours of Service in Employment covered by the Plan for an Employer (or for an Affiliate in employment covered by such Affiliate’s Comparable Plan in the case of an Employee who has transferred his Employment to the Employer from such Affiliate);

(iv) for Employees who are former employees of Peninsular Life Insurance Company and whose Employment with Liberty National Life Insurance Company began on May 20, 1985 as a result of the acquisition by Liberty National Life Insurance Company of the Home Service Division of Peninsular Life Insurance Company and who are employed by Liberty National Life Insurance Company for the period beginning on May 20, 1985 and ending on a date which is no earlier than May 20, 1988, a period of twelve consecutive months beginning with the date of employment or return to employment with Peninsular Life Insurance Company during which such individuals had not less than 2,000 Hours of Service with either or both Peninsular Life Insurance Company and Liberty National Life Insurance Company; and

(v) For purposes of (iii) of this subparagraph (d), an Employee who completes at least 1,000 Hours of Service but less than 2,000 Hours of Service in a computation period shall be credited with a fraction of a Year of Service for such period, determined by dividing his Hours of Service in such period by 2,000.

ARTICLE II

PARTICIPATION

2.1 Admission as a Participant

2.1.1 An Eligible Employee shall become a Participant on the first day of the payroll period next following the later of his completion of one Year of Service or his attainment of age 21.

2.1.2 An Employee who did not become a Participant on the Entry Date next following the date on which he met the eligibility requirements of Section 2.1.1 because he was not then an Eligible Employee shall become a Participant as of the first day on which he becomes an Eligible Employee.

2.1.3 If an Employee has not completed 1,000 Hours of Service for the Employer by the anniversary of his Employment, the next twelve-month period for determining a Year of Service shall begin on the January 1 next following his date of Employment and thereafter any subsequent twelve-month period shall begin on the anniversary of his Employment.

2.1.4 Notwithstanding any other provision of this Article II, an Employee who was an employee of an “Employer” or a “Participating Employer” in the Liberty National Pension Plan or the Liberty National Non-Commissioned Pension Plan (as those terms were therein defined) prior to January 1, 2004 and who was excluded from participation in those plans shall not be eligible to participate in the Plan.

2.2 Reemployment

An individual who has ceased to be a Participant and who again becomes an Eligible Employee shall become a Participant as of the first date on which he again becomes an Eligible Employee, unless he has had a One Year Break in Service. If an individual again becomes an Eligible Employee after a One Year Break in Service, he shall become a Participant upon completion of one Year of Service retroactive to a date which is not later than the date he again became an Eligible Employee.

2.3 Termination of Participation

A Participant shall cease to be such:

(a) upon the payment to him of all nonforfeitable benefits due to him under the Plan at a time when he is no longer eligible for any future benefit accrual;

(b) upon his Non-Vested Separation;

(c) upon his death; or

(d) upon the transfer of his Accrued Benefit to another Qualified Plan.

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ARTICLE III

RETIREMENT BENEFIT

3.1 Retirement Benefit Formula

3.1.1 A Participant’s monthly Retirement Benefit shall be an amount equal to  1/12 of the excess of (a) over the sum of (b) and (c) below, where:

(a) is 1% of the Participant’s Final Average Compensation for each year of Credited Service up to 40 years plus 2% of the Participant’s Final Average Compensation (not to exceed 40%) for each year of Credited Service after the Participant’s attainment of age 45;

(b) is the social security offset which is equal to the smaller of:

(1) 50% of the basic benefit calculated above in Section 3.1.1(a), but substituting Special Average Earnings for Final Average Compensation in the formula;

or

(2) the Social Security Offset Percentage times the Participant’s Special Average Earnings times each year of Credited Service not to exceed 35 years; and

(c) is the Participant’s annual retirement income (expressed in the form of a single life annuity commencing at Normal Retirement Date) under (i) the Comparable Plan of an Affiliate of the Employer or any corporation merged into the Employer or whose assets were acquired by the Employer, (ii) any non-comparable plan of such Affiliate to the extent that such benefit is an offset under any Comparable Plan of such Affiliate and (iii) for a person who became a Participant on January 1, 1985 and who on December 31, 1984 was employed by Schroder Energy Advisors, the Schroder Plan; provided, however, that if (i) the assets and liabilities from any plan referred to in this paragraph (c) have been transferred to the Plan pursuant to a trustee-to-trustee transfer of assets and liabilities, and (ii), such transfer of assets and liabilities was made for the benefit of the Participant, the reduction in the monthly Retirement Benefit otherwise required by this paragraph (c) shall not apply.

3.1.2 However, in no case shall the monthly Retirement Benefit for any Participant described in Article XIV be less than the monthly normal retirement benefit set forth in Article XIV.

3.1.3 The amount of Retirement Benefit calculated under this section shall be subject to actuarial adjustment if it is payable in any other form of payment authorized by this Plan.

3.1.4 The Retirement Benefit of a Participant who terminated Employment or incurred a Disability prior to the Effective Date shall be determined in accordance with the provisions of the Plan as in effect on the date of termination of Employment or Disability.

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3.1.5 The provisions of this Section 3.1 shall not apply with respect to a Liberty National Commissioned Participant or a Liberty National Non-Commissioned Participant.

3.2 Rules for Determining Years of Credited Service

3.2.1 Subject to Sections 3.2.2 through 3.2.7 below, Credited Service shall mean the sum of a Participant’s Years of Service, expressed in full years and fractions thereof, except for the following:

(a) Any period of Employment prior to the first anniversary of the Participant’s Employment following his 20th birthday (or 24th birthday for years prior to January 1, 1985); and

(b) Any period of Employment in a classification in which the Participant does not qualify as an Eligible Employee.

3.2.2 If an Employee is on an authorized unpaid leave of absence granted by his Employer, his period of absence shall be counted as Credited Service upon his return to active Employment only if his Employer determines in writing, in accordance with standard personnel policies applied in a non-discriminatory manner to all Employees similarly situated, that such absence furthers the interest of the Employer.

3.2.3 If an Employee is on an authorized military leave while his reemployment rights are protected by law and provided that he directly entered military service from his Employer’s service and shall not have voluntarily reenlisted after the date of first entering active military service, his period of absence shall be counted as Credited Service upon his return to active Employment.

3.2.4 If an Employee is on an authorized leave of absence on account of Disability, he shall continue to receive Credited Service from the date of Disability until the earlier of: (i) his Early Retirement Date; (ii) his Normal Retirement Date; or (iii) his recovery from Disability.

3.2.5 An Employee who terminates Employment with no vested percentage in his Retirement Benefit shall, if he returns to Employment, have no credit for Credited Service prior to such termination of Employment if (i) for years prior to January 1, 1985, the total of his consecutive One Year Breaks in Service immediately preceding his reemployment exceed his aggregate years of Vesting Service (whether or not consecutive, but excluding Vesting Service previously disregarded under Section 4.2.4) prior to the termination; or (ii) for years on or after January 1, 1985, the total of his consecutive One Year Breaks in Service immediately preceding his reemployment exceed the greater of five years or his aggregate years of Vesting Service (whether or not consecutive, but excluding Vesting Service previously disregarded under Section 4.2.4) prior to the termination. A Participant who had a Vested Termination and returns to Employment will retain credit for his prior years of Credited Service unless he received a distribution of his Accrued Retirement Benefit at the time of such Vested Termination.

3.2.6 No Participant shall receive Credited Service during a period when such Participant is accruing benefits under another defined benefit plan of the Employer or an Affiliate unless the Retirement Benefit under this Plan is reduced or offset by the full amount of

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benefits accrued by such Participant under such other defined benefit plan; provided, however, that if (i) the assets and liabilities from such other defined benefit plan have been transferred to the Plan pursuant to a trustee-to-trustee transfer of assets and liabilities, and (ii), such transfer of assets and liabilities was made for the benefit of the Participant, the reduction in the monthly Retirement Benefit otherwise required by this Section 3.2.6 shall not apply.

3.2.7 By appropriate corporate action exercised in a uniform and nondiscriminatory manner and, where applicable consented to by the Company, each Employer may grant Credited Service for any Employment with such Employer prior to the time it became an Employer.

3.3 Retirement Benefit Formula with respect to a Liberty National Non-Commissioned Participant or a Liberty National Commissioned Participant

3.3.1 A Participant’s monthly Retirement Benefit shall be an amount equal to  1/12 of the excess of (a) over the sum of (b), (c) and (d) below, where:

(a) is 2% of the Participant’s Final Average Compensation for each year of Credited Service up to 30 years plus 1% of the Participant’s Final Average Compensation for each year of Credited Service in excess of 30 years (not exceeding 10%);

(b) is the social security offset which is equal to the smaller of:

(1) 50% of the basic benefit calculated above in Section 3.3.1(a), but substituting Special Average Earnings for Final Average Compensation in the formula;

or

(2) the Social Security Offset Percentage times the Participant’s Special Average Earnings times each year of Credited Service not to exceed 35 years;

(c) is the Participant’s “Profit Sharing and Retirement Plan Annuity;” and

(d) is the Participant’s annual retirement income (expressed in the form of a single life annuity commencing at Normal Retirement Date) under the Comparable Plan or Plans of the Company or any affiliate of the Company or any other corporation merged into the Company, or whose assets were acquired by the Company.

A “Profit Sharing and Retirement Plan Annuity” shall mean the annual single life annuity, without death benefit, which can be provided by that portion of the Participant’s account under the Profit Sharing and Retirement Plan attributable to the Company contributions and earnings thereon. In determining the amount attributable to the Company contributions and earnings thereon for this purpose no deduction shall be made for the amount of any loans outstanding. There shall be added to the amount attributable to Company contributions and earnings thereon:

(1) the amount of any withdrawal(s) by, and prior distribution(s) to, the Participant to the extent such withdrawals and prior distributions exceed the amount of the Participant’s contributions and earnings thereon and

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(2) the amount of the earnings of the Plan which would have been allocated to the amount(s) described in the preceding paragraph from the date of such withdrawals or distributions.

A Participant’s Profit Sharing and Retirement Plan Annuity shall be calculated as of his termination of Employment, based upon the Participant’s attained age and the Company’s rate basis for annuities purchasable under the Profit Sharing and Retirement Plan on such date. A Participant’s Profit Sharing and Retirement Plan Annuity may be calculated on either an immediate or deferred basis as indicated in the context of this Plan, but, in any case, one shall be the Actuarial Equivalent of the other.

3.3.2 Notwithstanding Section 3.3.1, for Participants who were participating in the Liberty National Pension Plan on April 5, 1982, the monthly Retirement Benefit of any such Participant retiring after April 5, 1982, shall not be less than  1/12 of (a) or (b) below, whichever is greater, where:

(a) is (i) plus (ii) less (iii), where:

(i) applies only to Participants with less than 30 years of Credited Service on the anniversary of employment preceding April 5, 1982, and is  1/12 of 2% times the Final Average Compensation times the number of complete months of service for benefit accrual purposes from March 6, 1982, through the earlier of the 30th year of Credited Service or the date of termination of Employment; and;

(ii) is  1/12 of 1% times the Final Average Compensation times the number of complete months of service for benefit accrual purposes from March 6, 1982, or from the 30th year of Credited Service, if later, through the earlier of the date of termination of Employment or the 40th year of Credited Service for benefit accrual purposes; and

(iii) applies only to Participants with less than 35 years of Credited Service on the anniversary of employment immediately preceding April 5, 1982, and is the lesser of (x)  1/12 of the Social Security Offset Percentage times the Participant’s Special Average Earnings times the number of complete months of service for benefit accrual purposes from March 6, 1982, through the earlier of the 35th year of Credited Service for benefit accrual purposes, or the date of termination of Employment or (y) 50% of the sum in the amounts in (a)(i) plus (a)(ii) but substituting Special Average Earnings for Final Average Compensation in those formulas.

(b) is (i) plus (ii) less (iii), where:

(i) is  1/12 of 2% times the Final Average Compensation times the number of complete months of service for benefit accrual purposes from April 5, 1982, through the earlier of April 4, 1987 or the date of termination of Employment; and

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(ii) is  1/12 of 1.5% times the Final Average Compensation times the number of complete months of service for benefit accrual purposes from April 5, 1987, through the earlier of April 4, 1992 or the date of termination of Employment; and

(iii) is the amount calculated in Section 3.3.2(a)(iii), above.

Any benefit provided under this Section shall be based solely on Credited Service for benefit accrual purposes for an Employer participating in the Liberty National Pension Plan or the Liberty National Non-Commissioned Plan prior to January 1, 2004.

3.3.3 The amount of Retirement Benefit calculated under this Section shall be subject to actuarial adjustment if it is payable in any other form of payment authorized by this Plan.

3.3.4 The Retirement Benefit of a Liberty National Commissioned Participant or a Liberty National Non-Commissioned Participant who terminated Employment or incurred a Disability prior to January 1, 2004 shall be determined in accordance with the provisions of, respectively, the Liberty National Pension Plan or the Liberty National Non-Commissioned Pension Plan as in effect on the date of termination of Employment or Disability.

3.4 Limitation on Benefits

3.4.1 Notwithstanding any other provisions of the Plan, a Participant’s Accrued Retirement Benefit shall not exceed the limitations of Code § 415 which are hereby incorporated by reference, except to the extent the limitations are specifically addressed below.

3.4.2 Effect on Participants. Benefit increases resulting from the increase in the limitations of Code § 415 will be provided to all employees participating in the Plan who have one hour of service on or after the first day of the first limitation year ending after December 31, 2001.

3.4.3 415 Compensation paid after “Severance from Employment. 415 Compensation shall be adjusted, as set forth herein, for the following types of compensation paid after a Participant’s “Severance from Employment “ with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code § 414(b), (c), (m) or (o)). However, amounts described in subsections (a), (b) and (c) below may only be included in 415 Compensation to the extent such amounts are paid by the later of 2 1/2 months after “Severance from Employment” or by the end of the “Limitation Year” that includes the date of such “Severance from Employment.” Any other payment of compensation paid after “Severance from Employment” that is not described in the following types of compensation is not considered 415 Compensation within the meaning of Code § 415(c)(3), even if payment is made within the time period specified above.

(a) Regular pay. 415 Compensation shall include regular pay after “Severance from Employment” if:

(1) The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s

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regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2) The payment would have been paid to the Participant prior to a “Severance from Employment” if the Participant had continued in employment with the Employer.

(b) Leave cashouts. Leave cashouts shall not be included in 415 Compensation. Leave cashouts are amounts in payment for unused accrued bona fide sick, vacation, or other leave.

(c) Deferred Compensation. 415 Compensation will not include deferred compensation received pursuant to a nonqualified unfunded deferred compensation plan.

(d) Salary continuation payments for military service Participants. 415 Compensation does not include payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code § 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(e) Salary continuation payments for disabled Participants. 415 Compensation does not include compensation paid to a Participant who is permanently and totally disabled (as defined in Code § 22(e)(3)).

3.4.4 Administrative delay (“the first few weeks”) rule. 415 Compensation for a “Limitation Year” shall not include amounts earned but not paid during the “Limitation Year” solely because of the timing of pay periods and pay dates.”

3.4.5 Inclusion of certain nonqualified deferred compensation amounts. If the Plan’s definition of Compensation for purposes of Code § 415 is the definition in Regulation § 1.415(c)-2(b) and the simplified compensation definition of Regulation § 1.415(c)-2(d)(2) is not used, then 415 Compensation shall include amounts that are includible in the gross income of a Participant under the rules of Code § 409A or Code § 457(f)(1)(A) or because the amounts are constructively received by the Participant.

3.4.6 Back Pay. Payments awarded by an administrative agency or court or pursuant to a bona fide agreement by an Employer to compensate an Employee for lost wages are 415 Compensation for the “Limitation Year” to which the back pay relates, but only to the extent such payments represent wages and compensation that would otherwise be included in 415 Compensation under this Article.

3.4.7 “Annual Benefit.” The “Annual Benefit” otherwise payable to a Participant under the Plan at any time shall not exceed the “Maximum Permissible Benefit.” If the benefit the Participant would otherwise accrue in a “Limitation Year” would produce an “Annual Benefit” in excess of the “Maximum Permissible Benefit,” then the benefit shall be limited (or the rate of accrual reduced) to a benefit that does not exceed the “Maximum Permissible Benefit.”

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3.4.8 Adjustment if in two defined benefit plans. If the Participant is, or has ever been, a Participant in another qualified defined benefit plan (without regard to whether the plan has been terminated) maintained by the Employer or a “Predecessor Employer,” the sum of the Participant’s “Annual Benefits” from all such plans may not exceed the “Maximum Permissible Benefit.” Where the Participant’s employer-provided benefits under all such defined benefit plans (determined as of the same age) would exceed the “Maximum Permissible Benefit” applicable at that age, the Employer shall limit a Participant’s benefit in accordance with the terms of the Plans.

3.4.9 Grandfather of limits prior to January 1, 2008. The application of the provisions of this Article shall not cause the “Maximum Permissible Benefit” for any Participant to be less than the Participant’s Accrued Benefit under all the defined benefit plans of the Employer or a “Predecessor Employer” as of December 31, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007, satisfied the applicable requirements of statutory provisions, Regulations, and other published guidance relating to Code § 415 in effect as of December 31, 2007, as described in Regulations § 1.415(a)-1(g)(4).

3.4.10 Other rules applicable. The limitations of Section 3.4.7 through 3.4.9 shall be determined and applied taking into account the rules in Section 3.4.12 hereof.

3.4.11 Definitions. For purposes of Sections 3.4.3 through 3.4.12, the following definitions apply.

(a) Annual Benefit. “Annual Benefit” means a benefit that is payable annually in the form of a “Straight Life Annuity.” Except as provided below, where a benefit is payable in a form other than a “Straight Life Annuity,” the benefit shall be adjusted to an actuarially equivalent “Straight Life Annuity” that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this Article. For a Participant who has or will have distributions commencing at more than one Annuity Starting Date, the “Annual Benefit” shall be determined as of each such Annuity Starting Date (and shall satisfy the limitations of this Article as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other Annuity Starting Dates. For this purpose, the determination of whether a new Annuity Starting Date has occurred shall be made without regard to Regulations § 1.401(a)-20, Q&A 10(d), and with regard to Regulations § 1.415(b)1(b)(1)(iii)(B) and (C).

No actuarial adjustment to the benefit shall be made for (a) survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Participant’s benefit were paid in another form; (b) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and postretirement medical benefits); or (c) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code § 417(e)(3) and would otherwise satisfy the limitations of this Article, and the Plan provides that the amount

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payable under the form of benefit in any “Limitation Year” shall not exceed the limits of this Article applicable at the Annuity Starting Date, as increased in subsequent years pursuant to Code § 415(d). For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.

The determination of the “Annual Benefit” shall take into account Social Security supplements described in Code § 411(a)(9) and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant Regulations § 1.411(d)-4, Q&A-3(c), but shall disregard benefits attributable to Employee contributions or rollover contributions.

The determination of actuarial equivalence of forms of benefit other than a “Straight Life Annuity” shall be made in accordance with (1) or (2) below.

(1) Benefit forms not subject to Code § 417(e)(3). The “Straight Life Annuity” that is actuarially equivalent to the Participant’s form of benefit shall be determined under this subsection (1) if the form of the Participant’s benefit is either (a) a nondecreasing annuity (other than a “Straight Life Annuity”) payable for a period of not less than the life of the Participant (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving spouse), or (b) an annuity that decreases during the life of the Participant merely because of (1) the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or (2) the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Code § 401(a)(11)). The actuarially equivalent “Straight Life Annuity” is equal to the greater of (I) the annual amount of the “Straight Life Annuity” (if any) payable to the Participant under the Plan commencing at the same Annuity Starting Date as the Participant’s form of benefit; and (II) the annual amount of the “Straight Life Annuity” commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5% interest rate assumption and the applicable mortality table defined in the Plan for that Annuity Starting Date.

(2) Benefit Forms Subject to Code § 417(e)(3). The “Straight Life Annuity” that is actuarially equivalent to the Participant’s form of benefit shall be determined under this paragraph if the form of the Participant’s benefit is other than a benefit form described in Section 3.4.11(a)(1) above. In this case, the actuarially equivalent “Straight Life Annuity” is equal to the greatest of (I) the annual amount of the “Straight Life Annuity” commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; (II) the annual amount of the “Straight Life Annuity” commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5.5 percent interest rate assumption and the applicable mortality table defined in the Plan; and (III) the annual amount of the “Straight Life Annuity” commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the

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Applicable Interest Rate and Applicable Mortality Table defined in the Plan, divided by 1.05.

(b) Defined Benefit Compensation Limitation. “Defined Benefit Compensation Limitation” means 100% of a Participant’s “High Three-Year Average Compensation,” payable in the form of a “Straight Life Annuity.” In the case of a Participant who has had a “Severance from Employment” with the Employer, the “Defined Benefit Compensation Limitation” applicable to the Participant in any “Limitation Year” beginning after the date of severance shall be automatically adjusted by multiplying the limitation applicable to the Participant in the prior “Limitation Year” by the annual adjustment factor under Code § 415(d) that is published in the Internal Revenue Bulletin. The adjusted compensation limit shall apply to “Limitation Years” ending with or within the calendar year of the date of the adjustment, but a Participant’s benefits shall not reflect the adjusted limit prior to January 1 of that calendar year.

In the case of a Participant who is rehired after a “Severance from Employment,” the “Defined Benefit Compensation Limitation” is the greater of 100% of the Participant’s “High Three-Year Average Compensation,” as determined prior to the “Severance from Employment,” as adjusted pursuant to the preceding paragraph, if applicable; or 100% of the Participant’s “High Three-Year Average Compensation,” as determined after the “Severance from Employment.”

(c) Defined Benefit Dollar Limitation. “Defined Benefit Dollar Limitation” means $160,000, automatically adjusted under Code § 415(d), effective January 1 of each year, as published in the Internal Revenue Bulletin, and payable in the form of a “Straight Life Annuity.” The new limitation shall apply to “Limitation Years” ending with or within the calendar year of the date of the adjustment, but a Participant’s benefits shall not reflect the adjusted limit prior to January 1 of that calendar year. The automatic annual adjustment of the “Defined Benefit Dollar Limitation” under Code 415(d) shall not apply to Participants who have had a “Severance from Employment.”

(d) Employer. “Employer” means, for purposes of this Article, the Employer that has adopted the Plan, and all members of a controlled group of corporations (as defined in Code § 414(b), as modified by Code § 415(h)), all commonly controlled trades or businesses (as defined in Code § 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code § 415(h)), or affiliated service groups (as defined in Code § 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the employer pursuant to Code § 414(o).

(e) Formerly Affiliated Plan of the Employer. “Formerly Affiliated Plan of the Employer” means a plan that, immediately prior to the cessation of affiliation, was actually maintained by the Employer and, immediately after the cessation of affiliation, is not actually maintained by the Employer. For this purpose, “cessation of affiliation” means the event that (i) causes an entity to no longer be considered the Employer, such as the sale of a member of a controlled group of corporations, as defined in Code § 414(b), as modified by Code § 415(h), to an unrelated corporation, or (ii) causes a plan to not

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actually be maintained by the Employer, such as transfer of plan sponsorship outside a controlled group.

(f) High Three-Year Average Compensation. “High Three-Year Average Compensation” means the average 415 Compensation for the three consecutive Years of Service (or, if the Participant has less than three consecutive Years of Service, the Participant’s longest consecutive period of service, including fractions of years, but not less than one year) with the Employer that produces the highest average. A Participant’s 415 Compensation for a Year of Service shall not include 415 Compensation in excess of the limitation under Code § 401(a)(17) that is in effect for the calendar year in which such Year of Service begins. For purposes of this definition, a Year of Service with the Employer is the 12-consecutive month period defined in the Plan which is used to determine 415 Compensation under the Plan.

In the case of a Participant who is rehired by the Employer after a “Severance from Employment,” the Participant’s “High Three-Year Average Compensation” shall be calculated by excluding all years for which the Participant performs no services for and receives no 415 Compensation from the Employer (the break period) and by treating the years immediately preceding and following the break period as consecutive.

(g) Limitation Year. “Limitation Year” means the Plan Year. The “Limitation Year” may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan’s “Limitation Year,” then the Plan is treated as if the Plan had been amended to change its “Limitation Year.”

(h) Maximum Permissible Benefit. “Maximum Permissible Benefit” means the lesser of the “Defined Benefit Dollar Limitation” or the “Defined Benefit Compensation Limitation” (both adjusted where required, as provided below).

(1) Adjustment for Less Than 10 Years of Participation or Service. If the Participant has less than 10 years of participation in the Plan, the “Defined Benefit Dollar Limitation” shall be multiplied by a fraction — (i) the numerator of which is the number of “Years of Participation” in the Plan (or part thereof, but not less than one year), and (ii) the denominator of which is ten (10). In the case of a Participant who has less than ten Years of Service with the Employer, the “Defined Benefit Compensation Limitation” shall be multiplied by a fraction — (i) the numerator of which is the number of “Years of Service” with the Employer (or part thereof, but not less than one year), and (ii) the denominator of which is ten (10).

(2) Adjustment of “Defined Benefit Dollar Limitation” for Benefit Commencement Before Age 62 or after Age 65. The “Defined Benefit Dollar Limitation” shall be adjusted if the Annuity Starting Date of the Participant’s benefit is before age 62 or after age 65. If the Annuity Starting Date is before age 62, the “Defined Benefit Dollar Limitation” shall be adjusted under Section 3.4.11(h)(2)(i), as modified by Section 3.4.11(h)(2)(iii). If the Annuity Starting Date is after age 65, the “Defined Benefit Dollar Limitation” shall be adjusted under Section 3.4.11(h)(2)(ii), as modified by Section 3.4.11(h)(2)(iii).

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(i) Adjustment of “Defined Benefit Dollar Limitation” for Benefit Commencement Before Age 62:

(I) Plan Does Not Have Immediately Commencing “Straight Life Annuity” Payable at both Age 62 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a “Limitation Year” beginning on or after January 1, 2008, and the Plan does not have an immediately commencing “Straight Life Annuity” payable at both age 62 and the age of benefit commencement, the “Defined Benefit Dollar Limitation” for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a “Straight Life Annuity” commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the “Defined Benefit Dollar Limitation” (adjusted under Section 3.4.11(h)(1) for years of participation less than ten (10), if required) with actuarial equivalence computed using a five-percent (5%) interest rate assumption and the applicable mortality table for the Annuity Starting Date as defined in the Plan (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).

(II) Plan Has Immediately Commencing “Straight Life Annuity” Payable at both Age 62 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and the Plan has an immediately commencing “Straight Life Annuity” payable at both age 62 and the age of benefit commencement, the “Defined Benefit Dollar Limitation” for the Participant’s Annuity Starting Date is the lesser of the limitation determined under Section 3.4.11(h)(2)(i)(I) and the “Defined Benefit Dollar Limitation” (adjusted under Section 3.4.11(h)(1) for years of participation less than ten (10), if required) multiplied by the ratio of the annual amount of the immediately commencing “Straight Life Annuity” under the Plan at the Participant’s Annuity Starting Date to the annual amount of the immediately commencing “Straight Life Annuity” under the Plan at age 62, both determined without applying the limitations of this Article.

(ii) Adjustment of “Defined Benefit Dollar Limitation” for Benefit Commencement After Age 65:

(I) Plan Does Not Have Immediately Commencing “Straight Life Annuity” Payable at both Age 65 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is after age 65 and the Plan does not have an immediately commencing “Straight Life Annuity” payable at both

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age 65 and the age of benefit commencement, the “Defined Benefit Dollar Limitation” at the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a “Straight Life Annuity” commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the “Defined Benefit Dollar Limitation” (adjusted under Section 3.4.11(h)(1) for years of participation less than 10, if required), with actuarial equivalence computed using a 5% interest rate assumption and the Applicable Mortality Table for that Annuity Starting Date as defined in the Plan (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).

(II) Plan Has Immediately Commencing “Straight Life Annuity” Payable at both Age 65 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is after age 65 and the Plan has an immediately commencing “Straight Life Annuity” payable at both age 65 and the age of benefit commencement, the “Defined Benefit Dollar Limitation” at the Participant’s Annuity Starting Date is the lesser of the limitation determined under Section 3.4.11(h)(2)(ii)(I) and the “Defined Benefit Dollar Limitation” (adjusted under Section 3.4.11(h)(1) for years of participation less than ten (10), if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing “Straight Life Annuity” under the Plan at the Participant’s Annuity Starting Date to the annual amount of the adjusted immediately commencing “Straight Life Annuity” under the Plan at age 65, both determined without applying the limitations of this Article. For this purpose, the adjusted immediately commencing “Straight Life Annuity” under the Plan at the Participant’s Annuity Starting Date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing “Straight Life Annuity” under the Plan at age 65 is the annual amount of such annuity that would be payable under the Plan to a hypothetical Participant who is age 65 and has the same Accrued Benefit as the Participant.

(iii) Notwithstanding the other requirements of this Section 3.4.11(h)(2), in adjusting the “Defined Benefit Dollar Limitation” for the Participant’s Annuity Starting Date except for Sections 3.4.11(h)(2)(i)(I) or 3.4.11(h)(2)(iii)(I), no adjustment shall be made to reflect the probability of a Participant’s death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the Annuity Starting Date. To the extent benefits are forfeited

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upon death before the Annuity Starting Date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the Participant’s death if the Plan does not charge Participants for providing a Qualified Preretirement Survivor Annuity, as defined in Code § 417(c), upon the Participant’s death.

(3) Minimum benefit permitted. Notwithstanding anything else in this Section to the contrary, the benefit otherwise accrued or payable to a Participant under this Plan shall be deemed not to exceed the “Maximum Permissible Benefit” if:

(i) the retirement benefits payable for a “Limitation Year” under any form of benefit with respect to such Participant under this Plan and under all other defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Employer do not exceed $10,000 multiplied by a fraction – (I) the numerator of which is the Participant’s number of Years (or part thereof, but not less than one year) of Service (not to exceed ten (10)) with the Employer, and (II) the denominator of which is ten (10); and

(ii) the Employer (or a “Predecessor Employer”) has not at any time maintained a defined contribution plan in which the Participant participated (for this purpose, mandatory Employee contributions under a defined benefit plan, individual medical accounts under Code § 401(h), and accounts for post-retirement medical benefits established under Code § 419A(d)(1) are not considered a separate defined contribution plan).

(i) Predecessor Employer. “Predecessor Employer” means, with respect to a Participant, a former employer of such Participant if the Employer maintains a Plan that provides a benefit which the Participant accrued while performing services for the former employer. A former entity that antedates the Employer is also a “Predecessor Employer” with respect to a Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity. For this purpose, the formerly affiliated plan rules in Regulations § 1.415(f)-1(b)(2) apply as if the Employer and “Predecessor Employer” constituted a single employer under the rules described in Regulations § 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulations § 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the “Predecessor Employer” relationship, such as a transfer of benefits or plan sponsorship.

(j) Severance from Employment. “Severance from Employment” means, with respect to any individual, cessation from being an Employee of the Employer maintaining the Plan. An Employee does not have a “Severance from Employment” if, in connection with a change of employment, the Employee’s new employer maintains the Plan with respect to the Employee.

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(k) Straight Life Annuity. “Straight Life Annuity” means an annuity payable in equal installments for the life of a Participant that terminates upon the Participant’s death.

(l) Year of Participation. “Year of Participation” means, with respect to a Participant, each accrual computation period (computed to fractional parts of a year) for which the following conditions are met: (1) the Participant is credited with at least the number of Hours of Service for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, and (2) the Participant is included as a Participant under the eligibility provisions of the Plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a “Year of Participation” credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for such accrual computation period. A Participant who is permanently and totally disabled within the meaning of Code § 415(c)(3)(C)(i) for an accrual computation period shall receive a “Year of Participation” with respect to that period.

In addition, for a Participant to receive a “Year of Participation” (or part thereof) for an accrual computation period, the Plan must be established no later than the last day of such accrual computation period. In no event shall more than one “Year of Participation” be credited for any 12-month period.

(m) Year of Service. “Year of Service” means, for purposes of Section 3.4.11(f), each accrual computation period (computed to fractional parts of a year) for which a Participant is credited with at least the number of Hours of Service for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, taking into account only service with the Employer or a “Predecessor Employer.”

3.4.12 Other rules.

(a) Benefits under terminated plans. If a defined benefit plan maintained by the Employer has terminated with sufficient assets for the payment of benefit liabilities of all Participants and a Participant in the Plan has not yet commenced benefits under the Plan, the benefits provided pursuant to the annuities purchased to provide the Participant’s benefits under the terminated Plan at each possible Annuity Starting Date shall be taken into account in applying the limitations of this Section 3.4. If there are not sufficient assets for the payment of all Participants’ benefit liabilities, the benefits taken into account shall be the benefits that are actually provided to the Participant under the terminated Plan.

(b) Benefits transferred from the Plan. If a Participant’s benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant Regulations § 1.411(d)-4, Q&A-3(c), then the transferred benefits are not treated as being provided under the transferor plan (but are taken into account as benefits provided under the transferee plan). If a Participant’s benefits under a defined

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benefit plan maintained by the Employer are transferred to another defined benefit plan that is not maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to Regulations § 1.411(d)-4, Q&A-3(c), then the transferred benefits are treated by the Employer’s Plan as if such benefits were provided under annuities purchased to provide benefits under a plan maintained by the Employer that terminated immediately prior to the transfer with sufficient assets to pay all Participants’ benefit liabilities under the plan. If a Participant’s benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan in a transfer of distributable benefits pursuant to Regulations § 1.411(d)-4, Q&A-3(c), the amount transferred is treated as a benefit paid from the transferor plan.

(c) Formerly affiliated plans of the Employer. A “Formerly Affiliated Plan of an Employer” shall be treated as a plan maintained by the Employer, but the formerly affiliated plan shall be treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay Participants’ benefit liabilities under the Plan and had purchased annuities to provide benefits.

(d) Plans of a “Predecessor Employer.” If the Employer maintains a defined benefit plan that provides benefits accrued by a Participant while performing services for a “Predecessor Employer,” then the Participant’s benefits under a plan maintained by the “Predecessor Employer” shall be treated as provided under a plan maintained by the Employer. However, for this purpose, the plan of the “Predecessor Employer” shall be treated as if it had terminated immediately prior to the event giving rise to the “Predecessor Employer” relationship with sufficient assets to pay Participants’ benefit liabilities under the plan, and had purchased annuities to provide benefits; the Employer and the “Predecessor Employer” shall be treated as if they were a single employer immediately prior to such event and as unrelated employers immediately after the event; and if the event giving rise to the predecessor relationship is a benefit transfer, the transferred benefits shall be excluded in determining the benefits provided under the plan of the “Predecessor Employer.”

(e) Special rules. The limitations of this Section 3.4 shall be determined and applied taking into account the rules in Regulations § 1.415(f)-1(d), (e) and (h).

(f) Aggregation with Multiemployer Plans.

(1) If the Employer maintains a multiemployer plan, as defined in Code § 414(f), and the multiemployer plan so provides, only the benefits under the multiemployer plan that are provided by the Employer shall be treated as benefits provided under a plan maintained by the Employer for purposes of this Section 3.4.

(2) A multiemployer plan shall be disregarded for purposes of applying the compensation limitation of Amendment Sections 3.4.11(b) and 3.4.11(h)(1) to a plan which is not a multiemployer plan.

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ARTICLE IV

VESTING PROVISIONS

4.1 Determination of Vesting

In the case of a Participant who performs at least one Hour of Service on or after January 1, 1989, he shall have a vested percentage of 100% in his Retirement Benefit upon: (i) termination of Employment due to death or Disability or upon or after attaining Normal Retirement Age; or (ii) completion of five years of Vesting Service.

4.2 Rules for Crediting Vesting Service

4.2.1 Subject to Sections 4.2.2 through 4.2.4 below, a Participant’s Vesting Service shall mean the sum of a Participant’s Years of Service under the Plan, except for Years of Service before the Participant attained age 18 (or age 22 in the case of Participants who do not complete at least one Hour of Service on or after January 1, 1985).

4.2.2 If an Employee is on an authorized unpaid leave of absence granted by his Employer in accordance with standard personnel policies of such Employer applied in a non-discriminatory manner to all Employees similarly situated, his period of absence shall not be considered a Break in Service and shall be counted as Vesting Service upon his return to active Employment.

4.2.3 If an Employee is on an authorized military leave while his reemployment rights are protected by law and provided that he directly entered military service from his Employer’s service and shall not have voluntarily reenlisted after the date of first entering active military service, his period of absence shall not be considered a Break in Service and shall be counted as Vesting Service upon his return to active Employment.

4.2.4 An Employee who terminates Employment with no vested percentage in his Retirement Benefit shall, if he returns to Employment, have no credit for Vesting Service prior to such termination of Employment if (i) for years prior to January 1, 1985, the total of his consecutive One Year Breaks in Service immediately preceding his reemployment exceed his aggregate years of Vesting Service (whether or not consecutive, but excluding Vesting Service previously disregarded under this rule) prior to such termination; or (ii) for years on or after January 1, 1985, the total of his consecutive One Year Breaks in Service immediately preceding his reemployment exceed the greater of five years or his aggregate years of Vesting Service (whether or not consecutive, but excluding Vesting Service previously disregarded under this rule) prior to the termination. A Participant who had a Vested Separation and returns to Employment will retain credit for his prior years of Vesting Service.

4.3 Retirement Benefit Forfeitures

The unvested portion of the Retirement Benefit of a Participant who has terminated Employment shall be forfeited as of the earliest date on which such Participant’s Vesting Service

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may be disregarded pursuant to Section 4.2.4. Any forfeitures shall be applied to reduce the Employer actuarial liability under the Plan.

4.4 TMK Hogan

A Participant who terminated employment with the Company on December 31, 1996, and who became as of January 1, 1997, an employee of TMK Hogan, became fully vested in his or her Retirement Benefit as of such date.

4.5 Vesta Insurance Group, Inc.

A Liberty National Non-Commissioned Participant who terminated employment with Liberty National Life Insurance Company on November 12, 1993, and who became - as of that same date - an employee of Vesta Insurance Group, Inc., became fully vested in his Retirement Benefit as of such date.

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ARTICLE V

AMOUNT AND COMMENCEMENT OF RETIREMENT BENEFITS

5.1 Determination of Amount of Retirement Benefits

5.1.1 Normal Retirement Benefits. A Participant’s benefits upon Normal Retirement shall be equal to his Retirement Benefit as of his Normal Retirement Date. The Participant’s Benefit Commencement Date shall be the last day of the payroll period coincident with or next following his termination of Employment. The Participant shall not be entitled to any benefits under this Paragraph unless he shall survive until his Benefit Commencement Date.

5.1.2 Deferred Retirement Benefits. A Participant’s benefits upon Deferred Retirement shall be equal to his Retirement Benefit determined as of his Deferred Retirement Date (without actuarial increase for deferred commencement). The Participant’s Benefit Commencement Date shall be the last day of the payroll period coincident with or next following his termination of Employment. The Participant shall not be entitled to any benefits under this Paragraph unless he shall survive until his Benefit Commencement Date.

5.1.3 Early Retirement Benefits. A Participant’s benefits upon Early Retirement shall be equal to his Retirement Benefit calculated as of the date of Early Retirement. The Participant’s Benefit Commencement Date shall be his Normal Retirement Date; however if he so elects, the Benefit Commencement Date shall be the last day of the payroll period coincident with or next following his Early Retirement, or the last day of any payroll period thereafter which is prior to his Normal Retirement Date. If the Participant elects a Benefit Commencement Date preceding his Normal Retirement Date, his benefit shall equal his Accrued Retirement Benefit multiplied by the early retirement factor shown below:

Years by Which the Date of the Participant’s First Benefit Payment Precedes His Normal Retirement Date	Early Retirement Factor to Be Applied to Accrued Retirement Benefit
(Interpolate for Months)

10.500
9.533
8.567
7.600
6.633
5.667
4.733
3.800
2.867
1.933
0	1.000

A Participant shall not be entitled to any benefits under this Paragraph unless he shall survive until his Benefit Commencement Date.

5.1.4 Vested Separation Benefits. A Participant’s benefits upon Vested Separation shall be equal to his Retirement Benefit calculated as of the date of Vested Separation multiplied by his vesting percentage. The Participant’s Benefit Commencement Date shall be his Normal Retirement Date; provided, however, that, such a Participant may elect to commence receiving his benefits on or after the earliest date that he could have been eligible for Early Retirement. If the Participant elects a Benefit Commencement Date preceding his Normal Retirement Date, his benefit shall equal his Accrued Retirement Benefit multiplied by is the appropriate early retirement factor shown in section 5.1.3. A Participant shall not be entitled to any benefits under this Paragraph unless he shall survive until his Benefit Commencement Date.

5.1.5 Non-Vested Separation. A Participant shall not be entitled to any Retirement Benefit upon his Non-Vested Separation. In addition, if a Participant who is zero percent vested in his Accrued Retirement Benefit terminates Employment, he shall be deemed to have received a distribution of his Accrued Retirement Benefit.

5.2 Suspension of Payments on Resumption of Employment

5.2.1 If an Employee continues in Employment after his Normal Retirement Date or if a former Employee is receiving monthly payment of his Retirement Benefit, payment of his Retirement Benefit shall be suspended for each calendar month during which such Employee or former Employee continues in (or resumes) Employment and performs more than 40 Hours of Service per calendar month considered as service under ERISA § 203(a)(3)(B).

5.2.2 No payment shall be withheld by the Plan pursuant to this Section unless the Plan notifies the Employee by personal delivery or first class mail during the first calendar month or payroll period in which the Plan withholds payments that his benefits are suspended. Such notifications shall contain a description of the specific reasons why benefit payments are being suspended, a description of the Plan provision relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in Title 29 of the Code of Federal Regulations § 2530.203-3. In addition, the notice shall inform the Employee of the Plan’s procedures for affording a review of the suspension of benefits. Requests for such reviews shall be considered in accordance with the claims procedure adopted by the Administrator.

5.2.3 If benefit payments have been suspended, payments shall resume no later than the first day of the third calendar month after the calendar month in which the Employee ceases to be employed in ERISA § 203(a)(3)(B) service. The initial payment upon resumption shall include the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of ERISA § 203(a)(3)(B) service and the resumption of payments.

5.2.4 The Retirement Benefit payable upon resumption of benefit payment shall be equal to the Participant’s Retirement Benefit as of the date of his subsequent termination of Employment reduced by the Actuarial Equivalent of payments previously made to him;

provided, however, that such Retirement Benefit may not be less than the Retirement Benefit previously payable.

5.3 Limitation on Commencement of Benefits

5.3.1 Unless otherwise elected by a Participant, the Participant’s Benefit Commencement Date shall in no event be later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(a) the attainment by the Participant of his Normal Retirement Age;

(b) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

(c) the Participant’s termination of Employment.

5.3.2 If the amount of benefits payable cannot be determined within such 60-day period, or if it is not possible to pay such benefits within such period because the Administrator has been unable to locate the Participant after making reasonable efforts to do so, then a payment, retroactive to such 60th day, shall be made no later than 60 days after the earliest date on which the amount of such benefits can be determined or the Participant can be located, as the case may be.

5.3.3 Any other provision of this Article V to the contrary notwithstanding, the Benefit Commencement Date of a Participant must be no later than the first day of April following the calendar year in which the Participant attains age 70 1/2 even if he continues in Employment after that date. Notwithstanding the foregoing, if a Participant who is not a “5 percent owner” (as defined in Code § 401(a)(9)) attained age 70 1/2 before January 1, 1988, the Benefit Commencement Date must be no later than the first day of April following the calendar year in which the Participant terminates Employment. Effective as of January 1, 1997, in the case of a Participant who is not a 5 percent owner (as defined above) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2, the Benefit Commencement Date must be no later than the later of (i) the calendar year during which the Participant attained age 70 1/2, or (ii) the calendar year in which the Participant retired.

Transitional rule for the 1997, 1998, 1999, 2000 and 2001 Plan Years: If a Participant attains age 70 1/2 during the 1997, 1998 or 1999 Plan Years and wishes to receive (or begin receiving) the required minimum distribution that would have been payable to him but for the Small Business Job Protection Act of 1996 changes to the immediately preceding paragraph, the Participant may elect, pursuant to a procedure established by the Plan Administrator, to begin receiving his required minimum distributions prior to his retirement. If a Participant who has not retired (other than a five-percent owner) attains age 70 1/2 on or after January 1, 2002, the Participant may not begin to receive in-service distributions on account of his attainment of age 70 1/2.

If a Participant retires in a calendar year after the calendar year in which the Participant attains age 70 1/2, his or her benefits under the Plan shall be actuarially increased (with any permitted offsets or reductions) as provided for in Internal Revenue Service Notice 97-75 or such other written guidance published by the Internal Revenue Service.

5.3.4 If the Actuarial Equivalent value of a Participant’s Retirement Benefit exceeds $1,000, the Participant (and, if applicable, his Spouse) must consent, in writing filed with the Administrator, to any distribution from the Plan before the Participant’s attainment of Normal Retirement Age.

5.4 Minimum Distribution Requirements

5.4.1 Precedence. The requirements of this Section 5.10 will take precedence over any inconsistent provisions of the Plan.

5.4.2 Requirements of Treasury Regulations Incorporated. All distributions under this Section 5.4 will be determined and made in accordance with the Treasury Regulations under Code § 401(a)(9).

5.4.3 TEFRA § 242(b)(2) Elections. Notwithstanding the other provisions of this Section 5.4, other than Section 5.4.2, distributions may be made under a designation made before January 1, 1984, in accordance with § 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to § 242(b)(2) of TEFRA.

5.4.4 Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

5.4.5 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in Section 5.4.5(e) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in Section 5.4.5(e) below, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 5.4.5, other than Section 5.4.5(a), will apply as if the surviving spouse were the Participant.

(e) If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date covered by this Section 5.4.5, but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant. This Section 5.4.5(e) shall apply to all distributions.

For purposes of this Section 5.4.5 and Sections 5.4.12, 5.4.13 and 5.4.14, distributions are considered to begin on the Participant’s required beginning date (or, if Section 5.4.5(d) applies, the date distributions are required to begin to the surviving spouse under Section 5.4.5(a)). If annuity payments irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 5.4.5(a)), the date distributions are considered to begin is the date distributions actually commence.

5.4.6 Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 5.4.7 - 5.4.14. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code § 401(a)(9) and the Treasury Regulations. Any part of the Participant’s interest which is in the form of an individual account described in Code § 414(k) will be distributed in a manner satisfying the requirements of Code § 401(a)(9) and the Treasury Regulations that apply to individual accounts.

5.4.7 General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(a) the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(b) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Sections 5.4.10 and 5.4.11 or Sections 5.4.12-5.4.14.

(c) once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(d) payments will either be nonincreasing or increase only as follows:

(1) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(2) to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Section 5.4.10 or 5.4.11 dies or is no longer the Participant’s beneficiary pursuant to a qualified domestic relations order within the meaning of Code § 414(p);

(3) to provide cash refunds of employee contributions upon the Participant’s death; or

(4) to pay increased benefits that result from a Plan amendment.

5.4.8 Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 5.4.5(a) or 5.4.5(b)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s required beginning date.

5.4.9 Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

5.4.10 Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of § 1.401(a)(9)-6T of the Treasury Regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

5.4.11 Period Certain Annuities. Unless the Participant’s spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in § 1.401(a)(9)-9 of the Treasury Regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in s 1.401(a)(9)-9 of the Treasury Regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date. If the Participant’s spouse is the Participant’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 5.4.11, or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in § 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the annuity starting date.

5.4.12 Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 5.4.5(a) or 5.4.5(b), over the life of the designated beneficiary or over a period certain not exceeding:

(a) unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the participant’s death; or

(b) if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the annuity starting date.

5.4.13 No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

5.4.14 Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, Sections 5.4.12 - 5.4.14 will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 5.4.5(a).

5.4.15 Designated Beneficiary. The individual who is designated as the beneficiary under Section 7.4 of the Plan and is the designated beneficiary under Code § 401(a)(9) and § 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

5.4.16 Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the

Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 5.4.5.

5.4.17 Life expectancy. Life expectancy as computed by use of the Single Life Table in § 1.401(a)(9)-9 of the Treasury Regulations.

5.4.18 Required beginning date. The date specified in Section 5.3.3 of the Plan.

ARTICLE VI

FORMS OF PAYMENT OF RETIREMENT BENEFIT

6.1 Methods of Distribution

6.1.1 A Participant’s benefits shall be payable in the normal form of a Qualified Joint and Survivor Annuity if the Participant is married on his Benefit Commencement Date and in the normal form of an annuity for the life of the Participant with Actuarially Equivalent payments guaranteed for 120 months if the Participant is not married on that date, provided that, and subject to Sections 6.1.2, 6.1.3 and 6.1.4, a Participant may within the 90-day period prior to the Benefit Commencement Date elect, in accordance with Section 6.2, any of the following optional forms of benefit payment instead of the normal form:

(a) A Single Life Annuity, under which monthly payments calculated in accordance with Section 3.1.1 are made to the Participant during his lifetime with no further payments from the Plan on his behalf after his death.

(b) A Joint and 50%, 66 2/3%, or 100% Survivor Annuity, under which Actuarially Equivalent monthly payments are made to the Participant for the joint lives of the Participant and his Beneficiary with payments continuing for the life of the survivor in an amount equal to 50%, 66 2/3% or 100% of the joint life payments (whichever is elected by the Participant). A Participant may elect to add a period certain of 10 years in which event no reduction in payments will be made for the longer of the 10 year period or the period during which both the Participant and Beneficiary remain alive.

(c) A 120 Months Certain and Life Income Annuity, an optional form of payment for a married Participant, under which reduced Actuarially Equivalent payments are made to the Participant during the Participant’s lifetime, with the provision that if the Participant’s death occurs before he had received 120 monthly payments the value of the remaining number of such payments shall be paid to his Beneficiary.

(d) Lump Sum, under which the Actuarially Equivalent value of the Participant’s Accrued Retirement Benefit as of December 31, 2003 is paid in one single sum. This optional form of benefit shall be eliminated with respect to benefits accruing under the Plan after December 31, 2003 and a lump sum option shall not be available to an Employee who becomes a Participant on or after January 1, 2004. Notwithstanding the preceding sentence, if the implementation of an election of a single sum distribution of a pre-2004 Retirement Benefit would result in monthly payments of the Participant’s Retirement Benefit accrued after 2003 of an amount less than $100, the present value of the portion of the Participant’s Retirement Benefit that accrued after 2003 shall also be paid in the form of a single sum.

(e) A Qualified Optional Survivor Annuity may be elected during the applicable election period by a Participant who elects to waive the Qualified Joint and Survivor Annuity under the Plan. Furthermore, the written explanation of the Qualified Joint and Survivor Annuity shall explain the terms and conditions of the “qualified optional survivor annuity.” The term “qualified survivor annuity” means and annuity:

(i) For the life of the Participant with a survivor annuity for the life of the Participant’s spouse which is equal to 75% of the amount of the annuity which is payable during the joint lives of the Participant and the Participant’s spouse, and

(ii) Which is the actuarial equivalent of a single annuity for the life of the Participant.

Such term also includes any annuity in a form having the effect of an annuity described in the preceding sentence.

6.1.2 Anything in Section 6.1.1 to the contrary notwithstanding, if the Actuarial Equivalent value of a Participant’s Retirement Benefit is $1,000 or less, his benefit shall be paid in the form of a lump sum distribution and no optional form of benefit payment shall be available.

6.1.3 Payment in any form may only be made over one of the following periods (or a combination thereof):

(a) the life of the Participant,

(b) the life of the Participant and a designated Beneficiary,

(c) a period certain not extending beyond the life expectancy of the Participant, or

(d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

6.1.4 If the Participant’s Spouse is not his designated Beneficiary, the method of distribution must assure that at least fifty percent of the present value of the Participant’s Retirement Benefit is paid within the life expectancy of the Participant.

6.2 Election of Optional Forms

6.2.1 By notice to the Administrator within the 180-day period prior to a Participant’s Benefit Commencement Date, the Participant may elect, in writing and subject to the spousal consent rules as set forth in Section 6.2.4, not to receive the normal form of benefit payment otherwise applicable and to receive instead an optional form of benefit payment provided for in Section 6.1.1.

6.2.2 Within a reasonable period, but in no event later than 30 days before nor earlier than 180 days (unless the Participant elects to waive the 30 day limitation in favor of a 7 day limitation as permitted under Code § 417(a)(7)(B)) before a Participant’s Benefit Commencement Date, the Administrator shall provide to each Participant a written explanation of:

(a) the terms and conditions of the Participant’s normal form of benefit payment;

(b) the Participant’s right to make, and the effect of, an election to waive the normal form of benefit payment;

(c) the rights of the Participant’s Spouse under Section 6.2.4;

(d) the right to make, and the effect of, a revocation of a previous election to waive the normal form of benefit payment; and

(e) the relative values of the various optional forms of benefit payment.

The Administrator may, on a uniform and nondiscriminatory basis, provide for such other notices, information or election periods or take such other action as the Administrator considers necessary or appropriate in order to comply with Code §§ 401(a)(11) and 417.

6.2.3 A Participant may revoke his election to take an optional form of benefit at any time prior to the Participant’s Benefit Commencement Date, without the consent of his Spouse.

6.2.4 The election of an optional form of benefit by a married Participant must be in the form of a waiver of a Qualified Joint and Survivor Annuity. The election must be in writing and consented to by the Participant’s Spouse. The Spouse’s consent to the waiver must specify the form of benefit being elected and the non-Spouse Beneficiary, if any, and must be witnessed by the Administrator or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Administrator that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, the Participant’s election will be deemed effective. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed effective election, the designated Spouse.

6.2.5 The election of an optional form of benefit which contemplates the payment of an annuity shall not be given effect if any person who would receive benefits under the annuity dies before the Benefit Commencement Date.

6.3 Direct Rollovers

6.3.1 A Participant or Spouse may elect to have all or a portion of any amount payable to him or her from the Plan which is an “eligible rollover distribution” (as defined in Section 6.3.2 below) transferred directly to an “eligible retirement plan” (as defined in Section 6.3.2 below). Any such election shall be made in accordance with such uniform rules and procedures as the Administrative Committee may prescribe from time to time as to the timing and manner of the election in accordance with Code § 401(a)(31).

6.3.2 For purposes of this Section and Section 7.2.4:

(a) “Eligible rollover distribution” shall mean any distribution of all or any portion of the balance to the credit of the distributee other than: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary; (2) any distribution for a specified period of ten (10) years or more; (3) any distribution to the extent such distribution is required under Code § 401(a)(9); (4) the portion of any distribution that is not includable in gross income; or (5) any hardship distribution described in § 401(k)(2)(B)(i)(iv) received after December 31, 1998.

(b) “Eligible retirement plan” shall mean an individual retirement account or annuity described in Code § 408(a) or 408(b) (“IRA”); a Roth IRA described in Code § 408A(b); an annuity plan described in Code § 403(a); an annuity contract described in Code § 403(b); an eligible plan under Code § 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; or a qualified plan described in Code § 401(a), that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p).

6.3.3 Direct rollover to qualified plan/403(b) plan. Section 6.3.2(a)(4) notwithstanding, for taxable years beginning after December 31, 2006, a Participant or Spouse may elect to transfer non-taxable or employee after-tax contributions by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to account separately for amounts so transferred (including interest thereon), including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.

6.3.4 Non-spouse beneficiary rollover right. A non-spouse beneficiary who is a “designated beneficiary” under Code § 401(a)(9)(E) and the Regulations thereunder, by a direct trustee-to-trustee transfer (“direct rollover”), may roll over all or any portion of his or her distribution to an Individual Retirement Account (IRA) the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an “eligible rollover distribution” under Code § 401(a) (31). If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code § 401(a)(9)(E).

If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a 60-day (non-direct) rollover. A non-spouse beneficiary may not roll over an amount that is a required minimum distribution, as determined under applicable Treasury Regulations and other Internal Revenue Service guidance. If the Participant dies before his or her required beginning date and the non-spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulations § 1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary’s distribution.

6.4 Notices

(a) Any reference to the 90-day maximum notice period requirements of Code §§ 402(f) (the rollover notice), 411(a)(11) (Participant’s consent to distribution), and 417 (notice regarding the joint and survivor annuity rules) is changed to 180 days.

(b) Notices given to Participants pursuant to Code § 411(a)(11) shall include a description of how much larger benefits will be if the commencement of distributions is deferred.

(c) Notices to Participants shall include the relative values of the various optional forms of benefit, if any, under the Plan as provided in Treasury Regulations § 1.417(a)-3.

(d) Any notice to Participants or election by Participants that the Plan requires to be made in writing, may, at the option of the Administrative Committee, be provided electronically in accordance with Treasury Regulations § 1.401(a)-21.

ARTICLE VII

DEATH BENEFITS

7.1 Eligibility for Pre-Retirement Death Benefit

7.1.1 A pre-retirement death benefit shall be payable under the Plan in the event of the death of a Participant prior to his Benefit Commencement Date who, on the date of death, was either:

(a) actively employed by the Employer;

(b) Disabled; or

(c) terminated but eligible for Early Retirement.

The death benefit payable under this Section 7.1.1 shall be the larger of:

(1) the lump sum Actuarial Equivalent, as of the day before the death of the Participant, of the Accrued Retirement Benefit that would have been payable upon Normal Retirement of the Participant; or

(2) the lump sum Actuarial Equivalent, as of the day before the Participant’s death, of the monthly benefit which would have been payable to the Participant’s Spouse in the form of an immediate Qualified Joint and Survivor Annuity under the Plan if (i) in the case of a Participant who dies after having attained the earliest retirement age under the Plan, the Participant had retired on the day before his death, and (ii) in the case of a Participant who dies before having attained the earliest retirement age under the Plan, the Participant had separated from service as of his date of death, survived until his earliest retirement age under the Plan, retired on the day after attainment of his earliest retirement age under the Plan, and died immediately thereafter.

7.1.2 A pre-retirement death benefit shall also be payable under the Plan in the event of the death of a married Participant prior to his or her Benefit Commencement Date who had a Vested Separation prior to eligibility for Early Retirement. The death benefit payable under this Section 7.1.2 shall be equal to the benefit calculated under paragraph (2) of Section 7.1.1.

7.2 Form of Pre-Retirement Death Benefit

7.2.1 The pre-retirement death benefit payable under Section 7.1.1 shall be payable to the Surviving Spouse of such Participant in the form of an Actuarially Equivalent single life annuity commencing on the date of death unless the Participant has no Surviving Spouse or the Participant has made an election under Section 7.3, with the Spouse’s consent, not to have the benefit paid in such form. If the Participant has no Surviving Spouse or has made an effective election under Section 7.3, such benefit shall be paid to the Participant’s Beneficiary in the Actuarially Equivalent form elected by the Participant commencing on the date elected, or if there is no designated Beneficiary, to the Participant’s estate in a single lump sum. The Surviving Spouse or other Beneficiary may elect any other Actuarially Equivalent form of

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payment permitted under Section 6.1.1, by an instrument in writing filed with the Administrator within 60 days after the Participant’s death.

7.2.2 The pre-retirement death benefit payable under Section 7.1.2 shall be payable to the Surviving Spouse of such Participant in the form of an Actuarially Equivalent single life annuity commencing on the date the Participant would have attained earliest retirement age, unless the Surviving Spouse shall elect another Actuarially Equivalent form of payment permitted by Section 6.1.1, by an instrument in writing filed with the Administrator within 60 days after the Participant’s death. No benefit shall be payable under Section 7.1.2 unless the Spouse is alive on such Benefit Commencement Date.

7.2.3 Notwithstanding the provisions of Sections 7.2.1 and 7.2.2, if the present value of the pre-retirement death benefit payable under Section 7.1.1 or 7.1.2 is $1,000 or less, such benefit shall be distributed in a single lump sum as soon as practicable following the death of the Participant.

7.2.4 Any lump sum payment payable to a Spouse pursuant to this Section 7.2 shall be eligible for a direct rollover in accordance with Section 6.3.

7.3 Election to Waive

7.3.1 An election by a married Participant under Section 7.2.1 must be in the form of an election to waive the Qualified Pre-Retirement Survivor Annuity. In order for any waiver pursuant to this Section 7.3.1 to be effective, the Participant’s Spouse must consent in writing to such election, and such consent must acknowledge the effect of the election and must be witnessed by the Administrator or a notary public. Such spousal consent shall be effective only with respect to the Spouse giving this consent and, once given, such consent shall be irrevocable. The Participant shall have the right to revoke his waiver at any time prior to the earlier of the Participant’s Benefit Commencement Date or death.

7.4 Beneficiaries

7.4.1 With respect to any death benefit payable pursuant to Section 7.1.1, a Participant’s Beneficiary shall be his Surviving Spouse or, subject to the Spousal consent rules in Section 7.3, other Beneficiary or Beneficiaries designated by the Participant in accordance with rules established by the Administrator. With respect to any death benefit payable pursuant to Section 7.1.2, a Participant’s Beneficiary shall be his Surviving Spouse.

7.4.2 With respect to any form of payment of a Retirement Benefit pursuant to Article V providing for payments after the death of the Participant, a Participant shall designate, in accordance with the election procedure under Article VI, one or more Beneficiaries to whom amounts due after his death shall be paid, and the rights of such Beneficiary shall be governed by the terms of the form of payment so elected.

7.4.3 No Spouse or other Beneficiary shall have any right to benefits under the Plan unless he shall survive the Participant. If a Beneficiary fails to survive a Participant for at least 30 days, it shall be presumed that the Participant survived the Beneficiary.

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7.5 After-Death Distribution Rules

7.5.1 Notwithstanding any Plan provision to the contrary, if a Participant dies after distribution of his benefits has commenced, the remaining portion of such benefits will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

7.5.2 Notwithstanding any Plan provision to the contrary, if a Participant dies before distribution of his benefits has commenced, the Participant’s entire interest will be distributed no later than 5 years after the Participant’s death; provided, however, that if any portion of the Participant’s interest is payable to his Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the Beneficiary, commencing (i) in the case of a Beneficiary other than a Surviving Spouse, no later than one year after the Participant’s death; and (ii) in the case of a Surviving Spouse, no later than the later of one year after the Participant’s death or the date on which the Participant would have attained age 70 1/2. If the Spouse dies before payments to such Spouse begin, subsequent distributions shall be made as if the Spouse had been the Participant.

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ARTICLE VIII

CONTRIBUTIONS AND FORFEITURES

8.1 Contribution by the Company

The Company and each Participating Affiliate will make contributions to the Trust at such times and in such amounts as the Company may determine.

8.2 Contributions by Employees

Employees are not required or permitted to make contributions under the Plan.

8.3 Forfeitures

Forfeitures under the Plan will be applied to reduce the Company’s contributions and will not be applied to increase the benefits of any person hereunder prior to the termination of the Plan or complete discontinuance of contributions by the Company.

8.4 Return of Employer Contributions under Special Circumstances

Notwithstanding any provision of this Plan to the contrary, upon timely written demand by an Employer to the Trustee:

(a) Any contribution made by the Employer to the Plan under a mistake of fact shall be returned to the Employer by the Trustee within one year after the payment of the contribution;

(b) Any contribution made by the Employer incident to the determination by the Commissioner of Internal Revenue that the Plan is initially a Qualified Plan shall be returned to the Employer by the Trustee within one year after notification from the Internal Revenue Service that the Plan is not initially a Qualified Plan; and

(c) Any contribution made by the Employer conditioned upon the deductibility of the contribution under Code § 404 shall be returned to the Employer within one year after a deduction for the contribution under Code § 404 is disallowed by the Internal Revenue Service, but only to the extent disallowed. Each contribution by an Employer shall be conditioned upon the deductibility of the contribution under Code § 404 unless the Employer elects otherwise.

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ARTICLE IX

FIDUCIARIES

9.1 Named Fiduciaries

The Named Fiduciaries, who shall have authority to control and manage the operation and administration of the Plan, are as follows:

(e) the Company, which shall have the sole right to (i) appoint and remove from office the members of the Administrative Committee, the Trustee and any investment manager; (ii) establish a funding policy relating to, and the method for achieving the objectives of, the Plan; (iii) amend or terminate the Plan, and (iv), at its election, direct the Trustee concerning any aspect of the investment, management, or control of Plan assets;

(f) the Administrative Committee, which shall have the authority and duties specified in Article XI hereof;

(g) the Trustee, which shall have the authority and duties specified in Article X hereof and the Trust Agreement; and, in addition, the authority and duties of the Administrative Committee, in the event that no such Committee shall be appointed or constituted by the Company; and

(h) any investment manager or managers selected by the Company who renders investment advice with respect to Plan assets.

9.2 Employment of Advisers

A “named fiduciary” with respect to the Plan (as defined in ERISA § 402(a)(2)) and any “fiduciary” (as defined in ERISA § 3(21)) appointed by such a “named fiduciary”, may employ one or more persons to render advice with regard to any responsibility of such “named fiduciary” or “fiduciary” under the Plan.

9.3 Multiple Fiduciary Capacities

Any “named fiduciary” with respect to the Plan (as defined in ERISA § 402(a)(2)) and any other “fiduciary” (as defined in ERISA § 3(21)) with respect to the Plan may serve in more than one fiduciary capacity.

9.4 Reliance

Any fiduciary with respect to the Plan may rely upon any direction, information or action of any other fiduciary, acting within the scope of its responsibilities under the Plan, as being proper under the Plan.

9.5 Scope of Authority and Responsibility

The responsibilities of the Administrative Committee and the Trustee for the operation and administration of the Plan are allocated between them in accordance with the provisions of

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the Plan and the Trust Agreement wherein their respective duties are specified. Each fiduciary shall have only the authority and duties as are specifically given to it under this Plan, shall be responsible for the proper exercise of its own authorities and duties, and shall not be responsible for any act or failure to act of any other fiduciary.

9.6 Trustee Subject to Directions of Named Fiduciary

In the event the Company elects, pursuant to Section 9.1(a)(iv), to direct the Trustee with respect to the investment, management, or control of Plan assets, the Company shall serve in such capacity as a Named Fiduciary of the Plan, and the Trustee shall be subject to such directions from the Company that are made in accordance with the terms of the Plan and are not contrary to the provisions of ERISA.

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ARTICLE X

TRUSTEE

10.1 Trust Agreement

The Company shall enter into one or more Trust Agreements with the Trustee or Trustees selected by it in its sole discretion, and the Trustee shall receive the contributions to the Trust Fund made by the Employer pursuant to the Plan and shall hold, invest, reinvest, and distribute such fund, as applicable, in accordance with the terms and provisions of the Trust Agreement. The Company will determine the form and terms of such Trust Agreement and may modify such Trust Agreement from time to time to accomplish the purposes of this Plan and may, in its sole discretion, remove any Trustee and select any successor Trustee.

10.2 Assets in Trust

Except as otherwise permitted under the Plan, all assets of the Plan shall be held in trust by the Trustee who upon acceptance of such office shall have such authority as is set forth in the Trust Agreement.

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ARTICLE XI

ADMINISTRATIVE COMMITTEE

11.1 Appointment and Removal of Administrative Committee

The administration of the Plan shall be vested in an Administrative Committee of at least three (3) persons who shall be appointed by the Board, and may include persons who are not Participants in the Plan. A person appointed a member of the Committee shall signify his acceptance in writing. The Board may remove or replace any member of the Committee at any time in its sole discretion, and any Committee member may resign by delivering his written resignation to the Board, which resignation shall become effective upon its delivery or at any later date specified therein. If at any time there shall be a vacancy in the membership of the Committee, the remaining member or members of the Committee shall continue to act until such vacancy is filled by action of the Board.

11.2 Officers of Administrative Committee

The Committee shall appoint from among its members a chairman, and shall appoint as secretary a person who may be, but need not be, a member of the Committee or a Participant in the Plan.

11.3 Action by Administrative Committee

The Committee shall hold meetings upon such notice, at such place or places, and at such times as its members may from time to time determine. A majority of its members at the time in office shall constitute a quorum for the transaction of business. All action taken by the Committee at any meeting shall be by vote of the majority of its members present at such meeting, except that the Committee also may act without a meeting by a consent signed by a majority of its members. Any member of the Committee who is a Participant in the Plan shall not vote on any question relating exclusively to himself.

11.4 Rules and Regulations

Subject to the terms of the Plan, the Committee may from time to time adopt such rules and regulations as it shall deem appropriate for the administration of the Plan and for the conduct and transaction of its business and affairs.

11.5 Powers

The Committee shall have such powers as may be necessary to discharge its duties under the Plan, including the power:

(a) to interpret and construe the Plan in its discretion, to determine all questions with regard to employment, eligibility, Credited Service, Compensation, Retirement Benefits, and such factual matters as date of birth and marital status, and similarly related matters for the purpose of the Plan. The Committee’s determination of all questions arising under the Plan shall be conclusive upon all Participants, the Board, the Company, Employers, the Trustee, and other interested parties;

(b) to prescribe procedures to be followed by Participants and Beneficiaries filing application for benefits;

(c) to prepare and distribute to Participants information explaining the Plan;

(d) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal, accounting and actuarial counsel;

(e) to instruct the Trustee to make benefit payments pursuant to the Plan;

(f) to appoint an enrolled actuary and to receive and review the periodic valuation of the Plan made by such actuary;

(g) to receive and review reports of disbursements from the Trust Fund made by the Trustees; and

(h) to receive and review the periodic audit of the Plan made by a certified public accountant appointed by the Company.

11.6 Information from Participants

Each Participant shall be required to furnish to the Committee, in the form prescribed by it, such personal data, affidavits, authorizations to obtain information, and other information as the Committee may deem appropriate for the proper administration of the Plan.

11.7 Reports

The Committee shall prepare, or cause to be prepared, such periodic reports to the U.S. Labor Department, the Internal Revenue Service and the Pension Benefit Guaranty Corporation as may be required pursuant to the Code or ERISA.

11.8 Authority to Act

The Committee may authorize one or more of its members, officers, or agents to sign on its behalf any of its instructions, directions, notifications, or communications to the Trustee, and the Trustee may conclusively rely thereon and on the information contained therein.

11.9 Liability for Acts

The members of the Committee shall be entitled to rely upon all valuations, certificates and reports furnished by the Plan actuary or accountant and upon all opinions given by any legal counsel selected by the Committee, and the members of the Committee shall be fully protected with respect to any action taken or suffered by their having relied in good faith upon such actuary, accountant or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Participants and their Beneficiaries. No member of the Committee shall incur any liability for anything done or omitted by him except only liability for his own willful misconduct.

11.10 Compensation and Expenses

Unless authorized by the Board, a member or officer of the Committee shall not be compensated for his service in such capacity, but shall be reimbursed for reasonable expenses incident to the performance of such duty.

11.11 Indemnity

The Company shall indemnify the members of the Committee and any of their agents acting in behalf of the Plan against any and all liabilities or expenses, including all legal fees related thereto, to which they may be subjected as members of the Committee by reason of any act or failure to act which constitutes a breach or an alleged breach of fiduciary responsibility under ERISA or otherwise, except that due to a person’s own willful misconduct.

11.12 Denied Claims

If any application for payment of a benefit under the Plan shall be denied, the Committee shall with the denial write the claimant setting forth the specific reasons for the denial and explaining the Plan’s claim review procedure. If a claimant whose claim has been denied wishes further consideration of his claim, he may request the Committee to review his claim in a written statement of the claimant’s position filed with the Committee no later than 60 days after the claimant receives such denial. The Committee shall make a full review of the claim and the denial, giving the claimant written notice of its decision within the next 60 days. Due to special circumstances, if no decision has been made within the first 60 days and notice of the need for additional time has been furnished within such period, the decision may be made within the following 60 days. A claimant shall be required to exhaust the administrative remedies provided by this Section 11.12 prior to seeking any other form of relief.

ARTICLE XII

PLAN AMENDMENT OR TERMINATION

12.1 Plan Amendment

The Company shall have the right at any time to amend the Plan, which amendment shall be evidenced by an instrument in writing signed by an authorized officer of the Company, effective retroactively or otherwise. No such amendment shall have any of the effects specified in Section 12.2.

12.2 Limitations on Plan Amendment

No Plan amendment shall:

(a) authorize any part of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries;

(b) decrease the accrued benefits of any Participant or his Beneficiary under the Plan (except to the extent permitted under Code § 412(c)(8)); or

(c) change the vesting schedule, either directly or indirectly, unless each Participant having not less than three years of Vesting Service is permitted to elect, within a reasonable period specified by the Administrator after the adoption of such amendment, to have his vested percentage computed without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end as the later of:

(i) sixty days after the amendment is adopted;

(ii) sixty days after the amendment becomes effective; or

(iii) sixty days after the Participant is issued written notice by the Administrator.

No amendment to the plan (including a change in the actuarial basis for determining optional or Early Retirement Benefits) shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit. For purposes of this paragraph, a plan amendment that has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. Notwithstanding the preceding sentences, a Participant’s Accrued Benefit, Early Retirement Benefit, retirement-type subsidy, or optional form of benefit may be reduced to the extent permitted under Code § 412(c)(8) (for Plan Years beginning on or before December 31, 2007) or Code § 412(d)(2) (for Plan Years beginning after December 31, 2007), or to the extent permitted under Regulations §§ 1.411(d)-3 and 1.411(d)-4. For purposes of this paragraph, a retirement-type subsidy is the excess, if any, of the actuarial present value of a retirement-type

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benefit over the actuarial present value of the Accrued Benefit commencing at Normal Retirement Age or at actual commencement date, if later, with both such actuarial present values determined as of the date the retirement-type benefit commences.

12.3 Right of the Employer to Terminate Plan

The Company intends and expects that from year to year it will be able to and will deem it advisable to continue this Plan in effect and to make contributions as herein provided. The Company reserves the right, however, to terminate the Plan at any time which termination shall be evidenced by an instrument in writing signed by an authorized officer of the Company delivered to the Administrator and the Trustee.

12.4 Effect of Partial or Complete Termination

12.4.1 Determination of Date of Complete or Partial Termination. The date of complete or partial termination shall be established by the Administrator in accordance with the directions of the Company in accordance with applicable law.

12.4.2 Effect of Termination.

(a) As of the date of a partial termination of the Plan:

(1) the accrued benefit of each affected Participant who is then an Employee, to the extent funded, shall become nonforfeitable;

(2) no affected Participant shall be granted Credited Service based on Years of Service after such date; and

(3) Compensation paid to affected Participants after such date shall not be taken into account.

(b) As of the date of the complete termination of the Plan:

(1) the accrued benefit of each Participant who is then an Employee, to the extent funded, shall become non-forfeitable;

(2) no Participant shall be granted Credited Service based on Years of Service after such date;

(3) Compensation paid after such date shall not be taken into account;

(4) no Eligible Employee shall become a Participant after such date; and

(5) except as may otherwise be required by applicable law, all Employer obligations to fund the Plan shall terminate.

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12.5 Allocation of Assets

At any time as the Company determines to distribute the Trust, the Trust shall be applied to the payment of or provision for benefits in accordance with the priority classes established by ERISA § 4044. The respective amounts allocated to such priority classes shall be distributed to or set aside for the benefit of the persons entitled thereto in such manner as is determined by the Administrator.

12.6 Residual Assets

Any amounts remaining in the Trust after the satisfaction of all liabilities of the Trust with respect to all Participants and their Beneficiaries shall revert to the Employer.

12.7 Limitations Applicable to Certain Highly Paid Participants

Notwithstanding any provision in the Plan to the contrary, in any Plan Year the annual payments to a Participant who is among the 25 “highly compensated employees” (as defined in Code § 414(q)) with the greatest Compensation for the Plan Year shall not exceed the amount which would be payable to such Participant in the form of a single life annuity which is the actuarial equivalent of the sum of the Participant’s Accrued Benefit and other Plan benefits, unless:

(a) after payment of all Plan benefits to such Participant, the value of the Plan’s assets equals or exceeds 110 percent of the value of the Plan’s “current liabilities” (as defined in Code § 412(l)(7)), or

(b) the value of such Participant’s Plan benefits is less than 1 percent of the value of the Plan’s current liabilities.

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ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 Exclusive Benefit of Participants

The Trust shall be held for the benefit of all persons who shall be entitled to receive payments under the Plan. It shall be prohibited at any time for any part of the Trust (other than such part as is required to pay expenses) to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.

13.2 Plan Not a Contract of Employment

The Plan is not a contract of Employment, and the terms of Employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided therein.

13.3 Source of Benefits

Benefits under the Plan shall be paid or provided for solely from the Trust, and neither the Company, an Employer, the Administrator, Trustee or Investment Manager shall assume any liability therefor.

13.4 Benefits Not Assignable

Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a “domestic relations order” (as defined in Code § 414(p)) unless such order is determined by the Administrator to be a “qualified domestic relations order” (as defined in Code § 414(p)) or, in the case of a “domestic relations order” entered before January 1, 1985, if either payment of benefits pursuant to the order has commenced as of that date or the Administrator decides to treat such order as a “qualified domestic relations order” within the meaning of Code § 414(p) even if it does not otherwise qualify as such.

Exception for Certain Judgments on or after August 5, 1997: Effective as of August 5, 1997, the Plan will recognize and comply with an order, judgment, decree, or settlement agreement that satisfies the requirements of Code § 401(a)(13) (relating to crimes involving the plan or certain civil actions relating to breaches of fiduciary duty under ERISA.)

13.5 Domestic Relations Orders

Any other provision of the Plan to the contrary notwithstanding, the Administrator shall have all powers necessary with respect to the Plan for the proper operation of Code § 414(p) with respect to “qualified domestic relations orders” (or “domestic relations orders” treated as such) referred to in Section 13.4, including, but not limited to, the power to establish all necessary or appropriate procedures, to authorize the establishment of new accounts with such assets and subject to such restrictions as the Administrator may deem appropriate, and the Administrator may decide upon and direct appropriate distributions therefrom.

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A domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (QDRO) will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

13.6 Benefits Payable to Minors, Incompetents and Others

In the event any benefit is payable to a minor or an incompetent or to a person otherwise under a legal disability, or who, in the sole discretion of the Administrator, is by reason of advanced age, illness or other physical or mental incapacity incapable of handling and disposing of his property, or otherwise is in such position or condition that the Administrator believes that he could not utilize the benefit for his support or welfare, the Administrator shall have discretion to apply the whole or any part of such benefit directly to the care, comfort, maintenance, support, education or use of such person, or pay the whole or any part of such benefit to the parent of such person, the guardian, committee, conservator or other legal representative, wherever appointed, of such person, the person with whom such person is residing, or to any other person having the care and control of such person. The receipt by any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be a sufficient discharge therefor.

13.7 Merger or Transfer of Assets

13.7.1 The merger or consolidation of the Company with any other person, or the transfer of the assets of the Company to any other person, shall not constitute a termination of the Plan, if provision is made for the continuation of the Plan.

13.7.2 The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

13.7.3 The Liberty National Life Insurance Company Pension Plan and the Liberty National Life Insurance Company Pension Plan for Non-Commissioned Employees were merged with and into the Plan, effective as of January 1, 2004 pursuant to Section 13.7 of the Plan.

13.8 Participation in the Plan by an Affiliate

13.8.1 By duly authorized action, an Affiliate may adopt the Plan. Such Affiliate by duly authorized action, also may determine the classes of its Employees who shall be Eligible Employees. Such Affiliate shall make such contributions to the Plan on behalf of such Employees as is determined by the Company. If no such action is taken, the Eligible Employees and the amount of Retirement Benefit shall be determined in accordance with the Plan provisions applicable to an Employer.

13.8.2 By duly authorized action, any other Employer may terminate its participation in the Plan or withdraw from the Plan and the Trust.

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13.8.3 An Employer other than the Company shall have no power with respect to the Plan except as specifically provided by this Section 13.8.

13.9 Action by Employer

Any action required to be taken by an Employer pursuant to the terms of the Plan shall be taken by the board of directors of the Employer or any person or persons duly empowered to exercise the powers of the Employer with respect to the Plan.

13.10 Provision of Information

For purposes of the Plan, each Employee shall execute such forms as may be reasonably required by the Administrator and the Employee shall make available to the Administrator and the Trustee any information they may reasonably request in this regard.

13.11 Controlling Law

The Plan is intended to qualify under Code § 401(a) and to comply with ERISA, and its terms shall be interpreted accordingly. Otherwise, to the extent not preempted by ERISA, the laws of the State of Alabama shall control the interpretation and performance of the terms of the Plan.

13.12 Conditional Restatement

Anything in the foregoing to the contrary notwithstanding, the Plan has been restated on the express condition that it will be considered by the Internal Revenue Service as qualifying under the provisions of Code § 401(a) and the Trust qualifying for exemption from taxation under Code § 501(a). If the Internal Revenue Service determines that the Plan or Trust does not so qualify, the Plan shall be amended or terminated as decided by the Company.

13.13 Rules of Construction

Masculine pronouns used herein shall refer to men or women or both and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular, unless qualified by the context. Titles of Articles and Sections of the Plan are for convenience of reference only and are to be disregarded in applying the provisions of the Plan. Any reference in this Plan to an Article or Section is to the Article or Section so specified of the Plan.

13.14 USERRA

Notwithstanding any provisions of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with §414(u) of the Code.

In the case of a death or disability occurring on or after January 1, 2007, if a participant dies while performing qualified military service (as defined in Code § 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the

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period of qualified military service) provided under the Plan as if the participant had resumed and then terminated employment on account of death.

An individual receiving a differential wage payment, as defined by Code § 3401(h)(2), shall be treated as an Employee of the Employer making the payment, the differential wage payment shall be treated as compensation, and the Plan shall not be treated as failing to meet the requirements of any provision described in Code § 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

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ARTICLE XIV

MINIMUM RETIREMENT INCOME

14.1 Prior Plans

14.1.1 In no case, shall the monthly Retirement Benefit for any Participant who was a Participant in either the Retirement Plan for Employees of Globe Life and Accident Insurance Company and Its Affiliates or the Retirement Plan for Employees of United American Insurance Company (“the Prior Plans”) whichever is applicable, on December 31, 1982, be less than (a) below or (b) plus (c), whichever is greater, where:

(a) is the monthly normal retirement income which had accrued to such Participant on December 31, 1982, under the applicable Prior Plan, which shall be:

For the prior Globe Retirement Plan, an amount equal to  1/12 of (i) times .0115 times (ii) plus (iii) times ((ii) - $5,520) where:

(i) is the Participant’s number of years of credited service (as defined in such Prior Plan) (with a maximum of 35);

(ii) is average salary (5 years of highest salary out of last 10 years with a maximum of $35,000);

(iii) is the Participant’s number of years of credited service as defined in such Prior Plan times .02, with a maximum of .3.

For the prior United American Plan an amount equal to  1/12 of (i) plus (ii), where:

(i) is an amount equal to the number of years of credited service as defined in such prior plan (up to 30) multiplied by 1 1/2% of average annual compensation during the five consecutive calendar years (of the last 10) of highest average compensation, and

(ii) is an amount equal to the number of years of credited service after age 40 (up to 18 years) times 1 1/2 % of that portion of average annual compensation, during the five consecutive calendar years (of the last 10 calendar years) of highest average compensation, which is in excess of the maximum Social Security wage base.

(b) is the normal retirement income accrued to the Participants under such Prior Plans on December 31, 1982 pursuant to (a) above,

(c) is the additional normal retirement income such Participants could have accrued up to December 31, 1988 under either of such Prior Plans, whichever is

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applicable, if such Prior Plans had continued in effect without amendment until December 31, 1988.

14.1.2 For Participants who were participating in the Liberty National Life Insurance Company Pension Plan on April 5, 1982, the amount of annual Retirement Benefit commencing on the Normal Retirement Date of any such Participant retiring under this Plan after April 5, 1982, shall not be less than the amount calculated in (a) or (b) below, (whichever is greater), where:

(a)	is (i) plus (ii) less (iii), where:

(i) applies only to Participants with less than 30 years of credited service on the anniversary of employment immediately preceding April 5, 1982, and is  1/12 of .02 times Final Average Compensation times the number of complete months of service for benefit accrual purposes for an Employer participating in this Plan from March 6, 1982, through the earlier of the 30th Year of Service for benefit accrual purposes, or the date of separation from service, and,

(ii) is  1/12 of .01 times Final Average Compensation times the number of complete months of service for benefit accrual purposes for an Employer participating in this Plan from March 6, 1982, or the 30th Year of Service for benefit accrual purposes, through the earlier of the date of separation from service or the 40th Year of Service for benefit accrual purposes; and,

(iii) applies only to Participants with less than 30 years of credited service on the anniversary of employment immediately preceding April 5, 1982, and is the smaller of (x)  1/12 of the Social Security Offset Percentage times the Participant’s Special Average Earnings times the number of complete months of service for benefit accrual purposes for an Employer participating in this Plan from March 6, 1982, through the earlier of the 35th Year of Service for benefit accrual purposes, or the date of separation from service or (y) 50% of the sum of the amounts in (a)(i) plus (a)(ii) but substituting Special Average Earnings for Final Average Compensation in those formulas.

(b)	is (i) plus (ii) less (iii), where:

(i) is  1/12 of .02 times Final Average Compensation times the number of complete months of service for benefit accrual purposes for an Employer participating in this Plan from April 5, 1982, through April 4, 1987; and

(ii) is  1/12 of .015 times Final Average Compensation times the number of complete months of service for benefit accrual purposes for an Employer participating in this Plan from April 5, 1987, through April 4, 1992; and

(iii) is the amount calculated in (a)(iii), above.

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Any benefit provided under this Section shall be based solely on Credited Service for benefit accrual purposes for an Employer participating in this Plan.

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ARTICLE XV

TOP-HEAVY PROVISIONS

15.1 Definitions

As used in this Article XV, each of the following terms shall have the meanings for that term set forth below:

(a) Defined Benefit Plan means, a plan of the type defined in Code § 414(j) maintained by the Company or an Affiliate, as applicable.

(b) Defined Contribution Plan means, a plan of the type defined in Code § 414(i) maintained by the Company or an Affiliate, as applicable.

(c) Determination Date means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, Determination Date means the last day of that year.

(d) Determination Period means the Plan Year containing the Determination Date and the four preceding Plan Years.

(e) Key Employee means any Employee or former Employee (including deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code § 416(i)(1)), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having an annual Compensation of more than $150,000. For this purpose, annual Compensation means compensation within the meaning of Code § 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code § 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(f) Limitation Compensation means, for an Employee, the Employee’s earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of Employment (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses); amounts described in Code §§ 104(a)(3), 105(a) and 105(h) to the extent includable in the Employee’s gross income; amounts described in Code § 105(d) whether or not excludable from the Employee’s gross income; reimbursed non-deductible moving expenses; the value of nonqualified stock options to the extent includable in the Employee’s gross income in the year of grant; the amount includable in the Employee’s gross income pursuant to an election under Code § 83(b); distributions from an unfunded, non-qualified plan of deferred compensation; and excluding the following:

(i) contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or contributions under a “simplified employee pension” (within the meaning of Code § 408(k)) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation (other than an unfunded non-qualified plan);

(ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or other property) held by the Employee either becomes freely “transferable” or is no longer subject to a “substantial risk of forfeiture” (both quoted terms within the meaning of Code § 83(a));

(iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv) other amounts which received special tax benefits, or contributions made (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code § 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

Notwithstanding the above provisions, a Participant’s Limitation Compensation will include any elective deferrals (as defined in Code §402(e)(3)), any amount which is contributed or deferred at the election of the Participant and which is not includable in the gross income of the Participant by reason of Code §125 or Code §457, and a Participant’s elective deductions for “qualified transportation fringes” under Code §132(f)(4).

(g) Non-Key Employee means any Employee who is not a Key Employee.

(h) Permissive Aggregation Group means the Required Aggregation Group of plans plus any other plan or plans of the Company or an Affiliate which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code §§ 401(a)(4) and 410.

(i) Required Aggregation Group means (i) each Qualified Plan of an Employer in which at least one Key Employee participates, and (ii) any other Qualified Plan of an Employer which enables a plan described in (i) to meet the requirements of Code §§ 401(a)(4) and 410.

(j) Super Top-Heavy Plan means the Plan, if any Top-Heavy Ratio as determined under the definition of Top-Heavy Plan exceeds 90%.

(k) Top-Heavy Plan means the Plan, if any of the following conditions exists:

(i) If the Top-Heavy Ratio for the Plan exceeds sixty percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(ii) If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds sixty percent.

(iii) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent.

(l) Top-Heavy Ratio means,

(i) If the Company or an Affiliate maintains one or more Defined Benefit Plans and the Company or an Affiliate has never maintained any Defined Contribution Plan (including any “simplified employee pension” within the meaning of Code § 408(k)) which during the 5-year period ending on the Determination Date has or has had account balances, the Top-Heavy Ratio for the Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the present values of accrued benefits under the aggregated Defined Benefit Plans of all Key Employees as of the respective Determination Date for each plan (including any part of any accrued benefit distributed in the 5-year period ending on the Determination Date), and the denominator of which is the sum of the present values of all accrued benefits under the aggregated Defined Benefit Plans as of the respective Determination Date for each plan (including any part of any accrued benefit distributed in the 5-year period ending on the Determination Date) determined in accordance with Code § 416.

(ii) If the Company or an Affiliate maintains one or more Defined Benefit Plans and the Company or an Affiliate maintains or has maintained one or more Defined Contribution Plans (including any “simplified employee pension” within the meaning of Code § 408(k)) which during the 5-year period ending on the Determination Date has or has had any account balances, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the present value of accrued benefits under the aggregated Defined Benefit Plans for all Key Employees, determined in accordance with (i) above, plus the sum of account balances under the aggregated Defined Contribution Plans for all Key Employees as of the respective Determination Date for each plan, and the denominator of which is the sum of the present value of all accrued benefits under the aggregated Defined Benefit Plans, determined in accordance with (i) above, plus the sum of all account balances under the aggregated Defined Contribution Plans for all Participants as of the respective Determination Date for each plan, all determined in accordance with Code § 416.

The present values of accrued benefits of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code § 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code § 416(g)(2)(A)(i). In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code § 416 for the first and second plan year of a Defined Benefit Plan. The account balances and accrued benefits of a Participant (A) who is a Non-Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any Employer at any time during the 1-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code § 416. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the respective Determination Dates for the aggregated plans that fall within the same calendar year.

(iv) Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy (within the meaning of Code § 416(g)) such determination shall be made under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code § 411(b)(l)(C).

(m) Valuation Date means, the date as of which account balances, or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

15.2 Top Heavy Rules

If the Plan is determined to be a Top-Heavy Plan or a Super Top-Heavy Plan as of any Determination Date, then it shall be subject to the rules set forth in this Article XV, beginning with the first Plan Year commencing after such Determination Date. Even if, as of a subsequent Determination Date, the Plan is determined to no longer be a Top-Heavy Plan or a Super Top-Heavy Plan, the rules set forth in these Sections will continue to apply.

15.3 Compensation

If the Plan is a Top-Heavy Plan or a Super Top-Heavy Plan, Compensation for the purpose of this Plan shall be limited to the first $150,000 (or such larger amounts as may be prescribed for the Plan Year involved pursuant to Code § 416(d)(2)) of the amount that would otherwise have been Compensation.

15.4 Benefit

Except as provided in subparagraphs (a) and (b) below, for any Plan Year in or after which the Plan is a Top-Heavy Plan, each Participant who is a Non-Key Employee and has completed one Year of Service will accrue a Retirement Benefit (to be provided solely by Employer contributions) and expressed as a single life annuity commencing at normal retirement age (within the meaning of Code § 411(a)(8)) of not less than 2% of his or her average Limitation Compensation for the 5 consecutive years for which the Participant had the highest Limitation Compensation. The aggregate Limitation Compensation for the years during such five-year period in which the Participant was credited with one Year of Service will be divided by the number of such years in order to determine average Limitation Compensation. The minimum accrual is determined without regard to any Social Security contribution. The minimum accrual applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an accrual, or would have received a lesser accrual for the Plan Year. The suspension of benefits provisions of this Plan shall not apply to the minimum benefits hereunder.

(a) No additional benefit accruals shall be provided pursuant to 15.4 above to the extent that the total accruals on behalf of the Participant attributable to Employer contributions will provide a Retirement Benefit expressed as a single life annuity commencing at normal retirement age (within the meaning of Code § 411(a)(8)) that equals or exceeds 20% of the Participant’s highest average Limitation Compensation for the 5 consecutive years for which the Participant had the highest Limitation Compensation. All accruals of Employer derived benefits, whether or not attributable to years for which the Plan is a Top-Heavy Plan, may be used in computing whether the minimum accrual requirement of the preceding sentence is satisfied.

(b) The provision in 15.4 above shall not apply to any Participant to the extent that the Participant is covered under any other plan or plans of an Employer and the Employer has provided in that plan that the minimum allocation or benefit requirement applicable to this Top-Heavy Plan will be met in the other plan or plans.

(c) For purposes of satisfying the minimum benefit requirements of Code § 416(c)(1) and the Plan, in determining Years of Service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Code § 4109b)) no Key Employee or former Key Employee.

15.5 Limitations on Benefit

If the Plan is a Top-Heavy Plan for any Plan Year, then the maximum benefit which can be provided under Code § 415 shall be determined by substituting “1.00” for “1.25” in Code § 415(e)(2)(B) and (3)(B), unless the Plan meets the requirements of Code § 416(h)(2)(B) and the Administrator increases the minimum rate of benefit accrual provided in § D by one percent.

15.6 Vesting

Beginning with the Plan Year in which this Plan is Top-Heavy, the following vesting schedule will apply:

Completed Years of Vesting Service	Vested Percentage

2	20%
3	40%
4	60%
5	100%

15.7 Miscellaneous

In the event that any provision of this Article XV is no longer required to qualify the Plan under the Code, then such provision shall thereupon be void without the necessity of further amendment of the Plan.

ARTICLE XVI

BENEFIT RESTRICTIONS

16.1 Effective Date and Application

(a) Effective Date. The provisions of this Article apply to Plan Years beginning after December 31, 2007.

(b) This Article only applies to single employer plans (a plan that is not a multiemployer plan within the meaning of Code § 414(f)) and does not apply to a plan maintained pursuant to one or more collective bargaining agreements between employee representatives and one or more employers. Furthermore, this Article shall not apply to for the first five (5) Plan Years of the Plan (the term Plan shall include any predecessor plan).

(c) Notwithstanding anything in this Article to the contrary, the provision of Code § 436 and the Regulations thereunder are incorporated herein by reference.

(d) If the Plan has a valuation date other than the first day of the Plan Year, the provisions of Code § 436 and this Article will be applied in accordance with Regulations.

16.2 Funding-Based Limitation on Shutdown Benefits and Other Unpredictable Contingent Event Benefits

(a) In general. If a Participant is entitled to an “unpredictable contingent event benefit” payable with respect to any event occurring during any Plan Year, then such benefit may not be provided if the “adjusted funding target attainment percentage” for such Plan Year (i) is less than sixty percent (60%) or, (ii) would be less than sixty percent (60%) percent taking into account such occurrence.

(b) Exemption. Paragraph (a) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code § 430) equal to:

(i) in the case of Section 16.2(a)(i), the amount of the increase in the funding target of the Plan (under Code §430) for the Plan Year attributable to the occurrence referred to in paragraph (a), and

(ii) in the case of Section 16.2(a)(ii), the amount sufficient to result in an “adjusted funding target attainment percentage” of sixty percent (60%).

(c) Unpredictable contingent event benefit. For purposes of this Section 16.2, the term “unpredictable contingent event benefit” means any benefit payable solely by reason of:

(i) a plant shutdown (or similar event, as determined by the Secretary of the Treasury), or

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(ii) an event other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or occurrence of death or disability.

16.3 Limitations on Plan Amendments Increasing Liability for Benefits

(a) In general. No amendment which has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable may take effect during any Plan Year if the “adjusted funding target attainment percentage” for such Plan Year is:

(i) less than eighty percent (80%), or

(ii) would be less than eighty percent (80%) taking into account such amendment.

(b) Exemption. Section 16.3(a) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year (or if later, the effective date of the amendment), upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code § 430) equal to:

(i) in the case of Section 16.3(a)(i), the amount of the increase in the funding target of the Plan (under Code § 430) for the Plan Year attributable to the amendment, and

(ii) in the case of Section 16.3(a)(ii), the amount sufficient to result in an “adjusted funding target attainment percentage” of eighty percent (80%).

(c) Exception for certain benefit increases. Section 16.3(a) shall not apply to any amendment which provides for an increase in benefits under a formula which is not based on a Participant’s compensation, but only if the rate of such increase is not in excess of the contemporaneous rate of increase in average wages of Participants covered by the amendment.

16.4 Limitations on Accelerated Benefit Distributions

(a) Funding percentage less than sixty percent (60%). If the Plan’s “adjusted funding target attainment percentage” for a Plan Year is less than sixty percent (60%), then the Plan may not pay any “prohibited payment” after the valuation date for the Plan Year.

(b) Bankruptcy. During any period in which the Employer is a debtor in a case under Title 11, United States Code, or similar Federal or State law, the Plan may not pay any “prohibited payment.” The preceding sentence shall not apply on or after the date on which the enrolled actuary of the Plan certifies that the “adjusted funding target attainment percentage” of the Plan is not less than one hundred percent (100%).

(c) Limited payment if percentage at least sixty percent (60%) but less than eighty percent (80%) percent.

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(i) In general. If the Plan’s “adjusted funding target attainment percentage” for a Plan Year is sixty percent (60%) or greater but less than eighty percent (80%), then the Plan may not pay any “prohibited payment” after the valuation date for the Plan Year to the extent the amount of the payment exceeds the lesser of:

(A) fifty (50) percent of the amount of the payment which could be made without regard to this Section 16.4, or

(B) the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Code § 417(e)) of the maximum guarantee with respect to the Participant under ERISA § 4022.

(ii) One-time application.

(A) In general. Only one “prohibited payment” meeting the requirements of Section 16.4(c)(i) may be made with respect to any Participant during any period of consecutive Plan Years to which the limitations under either Section 16.4 (a) or (b) applies.

(B) Treatment of beneficiaries. For purposes of this Section 16.4(c)(ii), a Participant and any Beneficiary (including an alternate payee, as defined in Code §414(p)(8)) shall be treated as one Participant. If the Accrued Benefit of a Participant is allocated to such an alternate payee and one or more other persons, the amount under Section 16.4(c)(i) shall be allocated among such persons in the same manner as the Accrued Benefit is allocated unless the qualified domestic relations order (as defined in Code § 414(p)(1)(A)) provides otherwise.

(d) Exception. This Section 16.4 shall not apply for any Plan Year if the terms of the Plan (as in effect for the period beginning on September 1, 2005, and ending with such Plan Year) provide for no benefit accruals with respect to any Participant during such period.

(e) “Prohibited payment.” For purposes of this Section 16.4, the term “prohibited payment” means:

(i) any payment, in excess of the monthly amount paid under a single life annuity (plus any Social Security supplements described in the last sentence of Code § 411(a)(9)), to a Participant or Beneficiary whose Annuity Starting Date occurs during any period a limitation under Section 16.4(a) or (b) is in effect,

(ii) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, and

(iii) any other payment specified by the Secretary by Regulations.

Such term shall not include the payment of a benefit which under Code § 411(a)(11) may be immediately distributed without the consent of the Participant.

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16.5 Limitation on Benefit Accruals for Plans with Severe Funding Shortfalls

(a) In general. If the Plan’s “adjusted funding target attainment percentage” for a Plan Year is less than sixty percent (60%), benefit accruals under the Plan shall cease as of the valuation date for the Plan Year.

(b) Exemption. Section 16.5(a) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code § 430) equal to the amount sufficient to result in an “adjusted funding target attainment percentage” of sixty percent (60%).

(c) Temporary modification of limitation. In the case of the first Plan Year beginning during the period beginning on October 1, 2008, and ending on September 30, 2009, the provisions of Section 16.5(a) shall be applied by substituting the Plan’s “adjusted funding target attainment percentage” for the preceding Plan Year for such percentage for such Plan Year, but only if the “adjusted funding target attainment percentage” for the preceding year is greater.

16.6 Rules Relating to Contributions Required to Avoid Benefit Limitations

(a) Security may be provided.

(i) In general. For purposes of this Section 16.6, the “adjusted funding target attainment percentage” shall be determined by treating as an asset of the Plan any security provided by the Employer in a form meeting the requirements of Section 16.6(a)(ii).

(ii) Form of security. The security required under Section 16.6(a)(i) shall consist of:

(A) a bond issued by a corporate surety company that is an acceptable surety for purposes of ERISA § 412,

(B) cash, or United States obligations which mature in three (3) years or less, held in escrow by a bank or similar financial institution, or

(C) such other form of security as is satisfactory to the Secretary and the parties involved.

(iii) Enforcement. Any security provided under Section 16.6(a)(i) may be perfected and enforced at any time after the earlier of:

(A) the date on which the Plan terminates,

(B) if there is a failure to make a payment of the minimum required contribution for any Plan Year beginning after the security is provided, the due date for the payment under Code § 430(j), or

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(C) if the “adjusted funding target attainment percentage” is less than sixty percent (60%) for a consecutive period of 7 years, the valuation date for the last year in the period.

(iv) Release of security. The security shall be released (and any amounts thereunder shall be refunded together with any interest accrued thereon) at such time as the Secretary may prescribe in Regulations, including Regulations for partial releases of the security by reason of increases in the “adjusted funding target attainment percentage.”

(b) Prefunding balance or funding standard carryover balance may not be used. No prefunding balance or funding standard carryover balance under Code § 430(f) may be used under Section 16.2, 16.3 or 16.5 to satisfy any payment an Employer may make under any such Section to avoid or terminate the application of any limitation under such Section.

(c) Deemed reduction of funding balances:

(i) In general. Subject to Section 16.6(a)(iii), in any case in which a benefit limitation under Section 16.2, 16.3, 16.4 or 16.5 would (but for this paragraph and determined without regard to Section 16.2(b), 16.3(b) or 16.5(b)) apply to such Plan for the Plan Year, the Employer shall be treated for purposes of this title as having made an election under Code § 430(f) to reduce the prefunding balance or funding standard carryover balance by such amount as is necessary for such benefit limitation to not apply to the Plan for such Plan Year.

(ii) Exception for insufficient funding balances. Section 16.6(c)(i) shall not apply with respect to a benefit limitation for any Plan Year if the application of Section 16.6(c)(i) would not result in the benefit limitation not applying for such Plan Year.

16.7	Presumed Underfunding for Purposes of Benefit Limitations

(a) Presumption of continued underfunding. In any case in which a benefit limitation under Section 16.2, 16.3, 16.4 or 16.5 has been applied to a Plan with respect to the Plan Year preceding the current Plan Year, the “adjusted funding target attainment percentage” of the Plan for the current Plan Year shall be presumed to be equal to the “adjusted funding target attainment percentage” of the Plan for the preceding Plan Year until the enrolled actuary of the Plan certifies the actual “adjusted funding target attainment percentage” of the Plan for the current Plan Year.

(b) Presumption of underfunding after 10th month. In any case in which no certification of the “adjusted funding target attainment percentage” for the current Plan Year is made with respect to the Plan before the first day of the 10th month of such year, for purposes of Sections 16.2, 16.3, 16.4 and 16.5, such first day shall be deemed, for purposes of such subsection, to be the valuation date of the Plan for the current Plan Year and the Plan’s “adjusted funding target attainment percentage” shall be conclusively presumed to be less than sixty percent (60%) as of such first day.

(c) Presumption of underfunding after 4th month for nearly underfunded plans. In any case in which:

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(i) a benefit limitation under Section 16.2, 16.3, 16.4 or 16.5 did not apply to a Plan with respect to the Plan Year preceding the current Plan Year, but the “adjusted funding target attainment percentage” of the Plan for such preceding Plan Year was not more than ten (10) percentage points greater than the percentage which would have caused such subsection to apply to the Plan with respect to such preceding Plan Year, and

(ii) as of the first day of the 4th month of the current Plan Year, the enrolled actuary of the Plan has not certified the actual “adjusted funding target attainment percentage” of the Plan for the current Plan Year, until the enrolled actuary so certifies, such first day shall be deemed, for purposes of such subsection, to be the valuation date of the Plan for the current Plan Year and the “adjusted funding target attainment percentage” of the Plan as of such first day shall, for purposes of such subsection, be presumed to be equal to ten (10) percentage points less than the “adjusted funding target attainment percentage” of the Plan for such preceding Plan Year.

16.8 Treatment of Plan as of Close of Prohibited or Cessation Period

The following provisions apply for purposes of applying this Article.

(a) Operation of Plan after period. Payments and accruals will resume effective as of the day following the close of the period for which any limitation of payment or accrual of benefits under Section 16.4 or 16.5 applies.

(b) Treatment of affected benefits. Nothing in this Section 16.8 shall be construed as affecting the Plan’s treatment of benefits which would have been paid or accrued but for this Article.

16.9 Definitions

(a) The term “funding target attainment percentage” has the same meaning given such term by Code § 430(d)(2), except as otherwise provided herein. However, in the case of Plan Years beginning in 2008, the “funding target attainment percentage” for the preceding Plan Year may be determined using such methods of estimation as the Secretary may provide.

(b) The term “adjusted funding target attainment percentage” means the “funding target attainment percentage” which is determined under Section 16.9(a) by increasing each of the amounts under subparagraphs (A) and (B) of Code § 430(d)(2) by the aggregate amount of purchases of annuities for employees other than highly compensated employees (as defined in Code § 414(q)) which were made by the Plan during the preceding two (2) Plan Years.

(c) Application to plans which are fully funded without regard to reductions for funding balances.

(i) In general. In the case of a Plan for any Plan Year, if the “funding target attainment percentage” is one hundred percent (100%) or more (determined and without regard to the reduction in the value of assets under Code § 430(f)(4)), the “funding target attainment percentage” for purposes of Sections 16.9(a) and (b) shall be determined without regard to such reduction.

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(ii) Transition rule. Section 16.9(c)(i) shall be applied to Plan Years beginning after 2007 and before 2011 by substituting for “one hundred percent (100%)” the applicable percentage determined in accordance with the following table:

In the case of a Plan Year beginning in calendar year:	The applicable percentage is:
2008	92%
2009	94%
2010	96%

(iii) Section 16.9(c)(ii) shall not apply with respect to any Plan Year beginning after 2008 unless the “funding target attainment percentage” (determined without regard to the reduction in the value of assets under Code § 430(f)(4)) of the Plan for each preceding Plan Year beginning after 2007 was not less than the applicable percentage with respect to such preceding Plan Year determined under Section 16.9(c)(ii).

IN WITNESS WHEREOF, TORCHMARK CORPORATION has caused this Plan to be amended and restated, on this the          day of January, 2011, effective generally as of January 1, 2009 (except as otherwise provided herein).

TORCHMARK CORPORATION

By:
Attest:
Its:
By:

Its:

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